UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Noble Corporation plc
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NOBLE STANLEY LAFOSSE

2023
Proxy Statement & Notice of Annual General Meeting of Shareholders

A message from Charles M. Sledge, our Chairman of the Board

Dear Fellow Shareholders,

On behalf of the entire Board of Directors (the “Board”) of Noble Corporation plc (the “Company” or “Noble”), we invite you to attend our 2023 Annual General Meeting on Tuesday, May 2, 2023. Noble has experienced a transformational year, culminating with the business combination with Maersk Drilling, which closed in October 2022 and created a new and dynamic leader in the offshore drilling industry. Through this business integration, the Company remains highly focused on delivering safe and outstanding operational performance. In addition to forming a market leading rig fleet supported by an exceptional workforce, this business combination enables Noble to leverage the considerable talent and capabilities that our new organization brings to bear with sustainability and innovation. We are excited about the positioning of the Company and the leadership team in place at the outset of what we anticipate to be a promising industry upturn.

Executing on our Strategy

Noble’s ambition is to be the drilling contractor of choice with our customers and to maximize value for our shareholders. Our high-spec deepwater and harsh environment jackup rigs comprise one of the most modern, capable, and highly utilized fleets in the industry. However, the Company’s consistent track record on safe and efficient service delivery, as well as the long-term collaborative approach that we undertake with major customers, are equally crucial to our commercial success. Disciplined and returns-driven capital allocation is imperative for maximizing shareholder value, and Noble intends to maintain a conservative balance sheet and to return at least 50% of free cash flow to shareholders going forward.

ESG Initiatives Driving Competitive Advantage

As a leading service provider to many of the world’s largest energy companies, we believe ESG is vital to our competitive positioning in the market, as well as to our broader stakeholder alignment. The combination of legacy Noble and Maersk Drilling creates an exciting opportunity to amplify the best of both companies’ unique strengths and strategies in this area. Our Board features a Safety and Sustainability committee that oversees performance in this area. Noble has ongoing emissions monitoring and reduction initiatives that include hybrid power solutions (including battery and HVO fuel testing) and, increasingly, data collaboration with customers. Additionally, Noble is proud to have recently commenced initial CO2 injections at Project Greensand (in which we are an equity stakeholder), the world’s first industrial scale offshore carbon capture project in Denmark, utilizing the Noble Resolve jackup.

Board Composition is a Key Asset

Our Board reflects the diverse background and perspectives from the legacy Noble and Maersk Drilling boardrooms. This highly qualified group of professionals is deeply engaged and committed to the Company’s success, with each director offering unique and critical expertise from a range of energy and external industrial settings. Moreover, the strategic planning and execution of our business integration has been significantly enhanced by the collaborative efforts and leadership of this group. I am grateful to each of our directors for their invaluable contributions and ask for your support for all nominees on this year’s ballot.

Ongoing Commitment to Shareholder Engagement

Maintaining an active, open dialogue with our shareholders continues to be a top priority of the Board. Over the past year members of our Board and management team had the pleasure of speaking with a large number of our shareholders. These discussions have spanned a wide variety of topics, including merger-specific items and capital allocation strategy, the ongoing recovery in offshore drilling business fundamentals, governance, ESG initiatives, and our strategy for growth and long-term value creation. Shareholder concerns and advice on these and other topics are vital to our planning, and we remain committed to an open dialogue with shareholders in order to maximize value for the Company.

On behalf of the full Board, we thank you for your continued support and investment in the Company. Your feedback is important to us, so we encourage you to vote for the proposals set forth in this proxy statement, and we look forward to welcoming you at our 2023 Annual Meeting.

Sincerely,

/s/ Charles M. Sledge
Charles M. Sledge
Chairman of the Board of Directors

Noble Corporation plc 2023 Proxy Statement	i

Notice of 2023 Annual

General Meeting Of

Shareholders

Date and Time:	Location:	Who Can Vote:
May 2, 2023 1:30 p.m., London time	JW Marriott Grosvenor House London 86-90 Park Lane London, United Kingdom W1K 7TN	Shareholders of record on March 13, 2023

To the shareholders of Noble Corporation plc:

The 2023 annual general meeting of shareholders (the “Meeting”) of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble,” or the “Company”), will be held on May 2, 2023, at 1:30 p.m., local time, as a physical meeting at JW Marriott Grosvenor House London, 86-90 Park Lane, London, United Kingdom W1K 7TN.

The items of business proposed by the Company’s board of directors (the “Board”) are to consider and vote on the resolutions below. Resolutions 1-14 will be proposed as ordinary resolutions.

Ordinary Resolutions

(1)	Election of Director.

That Robert W. Eifler be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2024.

(2)	Election of Director.

That Claus V. Hemmingsen be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2024.

(3)	Election of Director.

That Alan J. Hirshberg be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2024.

(4)	Election of Director.

That Kristin H. Holth be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2024.

(5)	Election of Director.

That Alastair Maxwell be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2024.

(6)	Election of Director.

That Ann D. Pickard be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2024.

(7)	Election of Director.

That Charles M. Sledge be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2024.

(8)	Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2023.

That the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for fiscal year 2023 be ratified.

(9)	Re-appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor.

That PricewaterhouseCoopers LLP be re-appointed as UK statutory auditors to the Company (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company).

(10)	Authorization of Audit Committee to Determine UK Statutory Auditors’ Compensation.

That the Audit Committee be authorized to determine the Company’s UK statutory auditors’ compensation.

(11)	An Advisory Vote on the Company’s Executive Compensation.

That the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the Meeting pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission, is hereby approved on a non-binding advisory basis.

ii	2023 Proxy Statement Noble Corporation plc

(12)	An Advisory Vote on the Ongoing Frequency of Advisory Votes on Executive Compensation.

That shareholders, in an advisory vote, approve a frequency of every year for the submission to shareholders of an advisory vote on the compensation of the Company’s named executive officers.

(13)	An Advisory Vote on the Company’s Directors’ Compensation Report.

That the directors’ compensation report (other than the part containing the directors’ compensation policy) for the year ended December 31, 2022, which is set out in the annual report and accounts of the Company for the year ended December 31, 2022, be approved on a non-binding advisory basis.

(14)	Approval of the Company’s Directors’ Compensation Policy.

That the directors’ compensation policy, which is set out within the directors’ compensation report in the annual report and accounts of the Company for the year ended December 31, 2022, be approved.

Please refer to the proxy statement being delivered with this Meeting Notice for detailed information on each of the above resolutions and further information regarding the Meeting.

Organizational Matters

We will also consider any other business that may properly come before the Meeting and any adjournment or postponement of the meeting. All of our shareholders of record at the close of business on March 13, 2023 are entitled to notice of, and to attend and vote at, the Meeting. A list of such shareholders will be open to examination by any shareholder for a period of ten days prior to the Meeting during ordinary business hours at our executive offices located at 13135 Dairy Ashford, Suite 800 Sugar Land, TX 77478.

On or about March 23, 2023, we plan to commence mailing a Notice of Internet Availability of Proxy Materials and publish a notice in Denmark, each containing instructions on how to access our proxy statement and our 2022 Annual Report on Form 10-K (our “2022 Annual Report”) via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. Our 2022 Annual Report, Notice of Internet Availability of Proxy Materials and proxy card are also first being made available online on or about March 23, 2023.

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies will be voted:

•	for the nominees for directors named in Resolutions 1-7 in this proxy statement;
•

for the resolutions relating to the ratification of the appointment of PricewaterhouseCoopers LLP (US) as the independent registered public accounting firm, the appointment of PricewaterhouseCoopers LLP (UK) as UK statutory auditor, and the authority to set the compensation of PricewaterhouseCoopers LLP (UK) as set forth in Resolutions 8-10;

•	for the approval of the advisory resolutions on executive and director compensation set forth in Resolutions 11 and 13;

•	for “every year” as the frequency of the “say on pay” vote in Resolution 12;

•	for the binding vote on our director compensation policy set forth in Resolution 14; and

•	if any other matters are properly presented at the Meeting (including any motion to adjourn the Meeting), as directed by our Board.

Please note that shareholders of record or their duly appointed proxies attending the Meeting in person are required to show their proxy card and proper identification on the day of the Meeting. In order to determine attendance correctly, any shareholder or proxy leaving the Meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

Attendance, Voting and Other Procedures for Holders of Shares Traded on Nasdaq Copenhagen A/S

For the holders of shares held through Euronext and traded on Nasdaq Copenhagen A/S, a description of the procedures for attending and voting at the annual general meeting of shareholders, including voting by proxy and copies of the relevant forms to be completed, are available at https://noblecorp.com/2023-Annual-General-Meeting. Please note that the procedures for the holders of shares traded on Nasdaq Copenhagen A/S are different to the procedures set out in this Proxy Statement for the holders of shares traded on the NYSE.

Noble Corporation plc 2023 Proxy Statement	iii

UK Annual Report and Accounts

During the Meeting, our Board will present our UK statutory Accounts, the UK statutory Directors’ Report, the UK statutory Directors’ Compensation Report (including the Directors’ Compensation Policy), the UK statutory Strategic Report and the UK statutory Auditors’ Report for the year ended December 31, 2022 (the “Statutory Report and Accounts”). Our Board will also provide an opportunity for shareholders at the Meeting to raise questions in relation to the Statutory Report and Accounts. Copies of these materials may be obtained without charge by contacting Investor Relations at our offices located at 13135 Dairy Ashford, Suite 800 Sugar Land, TX 77478 or online at www.noblecorp.com.

YOUR VOTE IS IMPORTANT. All shareholders of record or their proxies are cordially invited to attend, speak, and vote at the Meeting. We urge you, whether or not you plan to attend the Meeting, to submit your proxy by telephone, via the internet, or by marking, signing and returning your proxy or voting instruction card.

Our proxy materials are also available at https://noblecorp.com/2023-Annual-General-meeting.

By Order of the Board of Directors

William E. Turcotte

Corporate Secretary

London, England

March 23, 2023

iv	2023 Proxy Statement Noble Corporation plc

Explanatory Note

As discussed in greater detail below, we have undertaken corporate actions and entered transactions that have affected our corporate structure. As a result, Noble is a successor issuer to Noble Cayman (as defined below), which is itself a successor issuer to Legacy Noble (as defined below). As used in this proxy statement, when discussing time periods after the Effective Date of the Business Combination (each as defined below), the terms “we,” “us,” “our,” and the “Company” refer to Noble and, as appropriate, its subsidiaries, the terms “Board” and “compensation committee” refer to the board of directors of Noble and the compensation committee of the board of directors of Noble, and the terms “share,” “shares” or “shareholders” refer to Noble’s ordinary shares and shareholders.

When discussing time periods prior to the September 30, 2022 (the effective date of certain intercompany transactions relating to the Business Combination), the terms “we,” “us,” “our,” and the “Company” refer to Noble Cayman and, as appropriate, its subsidiaries, the terms “Board of Directors” and “compensation committee” refer to the board of directors of Noble Cayman and the compensation committee of the board of directors of Noble Cayman, and the terms “share,” “shares” or “shareholders” refer to Noble Cayman’s ordinary shares and shareholders; provided that to the extent we discuss periods prior to February 5, 2021, the terms “we,” “us,” “our,” and the “Company” refer to Legacy Noble and, as appropriate, its subsidiaries, the terms “Board of Directors” and “compensation committee” refer to the board of directors of Legacy Noble and the compensation committee of the board of directors of Legacy Noble, and the terms “share,” “shares” or “shareholders” refer to Legacy Noble’s ordinary shares and shareholders.

Emergence from bankruptcy in 2021. On July 31, 2020 (the “Petition Date”), our former parent company, Noble Holding Corporation plc (formerly known as Noble Corporation plc), a public limited company incorporated under the laws of England and Wales (“Legacy Noble”), and certain of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas seeking relief under chapter 11 of title 11 of the United States Code. In connection with these chapter 11 proceedings, on and prior to the Emergence Date (as defined below), Legacy Noble and certain of its subsidiaries effected certain restructuring transactions pursuant to which Legacy Noble formed Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Cayman”), as an indirect wholly-owned subsidiary of Legacy Noble and transferred to Noble Cayman substantially all of the subsidiaries and other assets of Legacy Noble. On February 5, 2021 (the “Emergence Date”), Noble Cayman and its subsidiaries emerged from the chapter 11 proceedings, and Noble Cayman became the new parent company.

Business Combination with Maersk Drilling in 2022. On September 30, 2022 (the “Effective Date”), as a result of certain intercompany transactions relating to the Business Combination, Noble became the ultimate parent of Noble Cayman and its respective subsidiaries, and the ordinary shares of Noble began trading on the New York Stock Exchange (the “NYSE”) under the symbol “NE.” On October 3, 2022 (the “Closing Date”), Noble completed a voluntary tender exchange offer to the shareholders of The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”) (the “Offer” and, together with other transactions, the “Business Combination”). Upon consummation of the Offer, because Noble had acquired more than 90% of the issued and outstanding shares of Maersk Drilling, Noble redeemed all remaining Maersk Drilling shares not exchanged in the Offer under Danish law by way of a compulsory purchase (the “Compulsory Purchase”). Upon completion of the Compulsory Purchase, Maersk Drilling became a wholly owned subsidiary of Noble.

Forward-Looking Statements

This Schedule 14A Information and Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts, including those regarding fleet status, business strategy, plans and objectives of management for future operations, sustainability initiatives, ambitions and targets, capital allocation, governmental regulations and permitting, worldwide economic conditions, returns to shareholders, and timing for compliance with any new regulations, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Actual results could differ materially from those expressed as a result of various factors. These factors include those referenced or described under “Risk Factors” included in the Company’s Annual Report on Form 10-K, or in its other Securities and Exchange Commission or UK filings. Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks when you are evaluating us.

Noble Corporation plc 2023 Proxy Statement	v

About Noble

Noble Corporation plc is a leading offshore drilling contractor for the oil and gas industry. We provide contract drilling services to the international oil and gas industry with our global fleet of mobile offshore drilling units. We focus on a high-specification fleet of floating and jackup rigs and the deployment of our drilling rigs in oil and gas basins around the world. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. As of December 31, 2022, our fleet of 32 drilling rigs consisted of 19 floaters and 13 jackups.

Mission

Our mission is to create long-term value for our stakeholders by being the safest and most reliable offshore driller. We believe Noble’s deep expertise, deep respect for safety controls, and deep commitment to excellence is the formula for strong financial performance, providing value for our stakeholders.

Vision

We strive to be the most respected drilling contractor for our people, performance, and results. We expect our customers, our employees, our shareholders, and even our competitors to hold us up as the example of how a drilling contractor should conduct itself.

Values

Over our long history, the people at Noble before us have operated in line with common beliefs and commitments, which still today reflect what we value, what we stand for, and what makes us unique. Our core values are the foundation of our culture and inform every decision we make, from small to large.

Safety

The safety of our people is Noble’s greatest responsibility; we believe every job can and must be done safely.

Environmental Stewardship

We are stewards of our global natural resources. Our collective efforts ensure that current and future generations enjoy the benefits of a cleaner environment.

Honesty & Integrity

Honesty and integrity are the most important qualities of who we are and are present in all of our business dealings.

Respect

We strive to be the employer of choice and respect the dignity and worth of all employees.

Performance

We continually strive to meet and exceed our customers’ expectations, all the while realizing that there is a balance between our customers’ needs and our own, and never sacrificing our other core values for the sake of profit.

Noble Corporation plc 2023 Proxy Statement	1

Business Strategy

Our business strategy is centered around providing efficient, reliable and safe offshore drilling services to our customers. The business combination with Maersk Drilling created one of the youngest and highest specification fleets in the industry, with global scale and diversification and a combined track record of industry-leading utilization.

Our fleet consists predominately of technologically advanced units, equipped with sophisticated systems and components prepared to execute our customers’ increasingly complicated offshore drilling programs safely and with greater efficiency. We are primarily focused on the ultra-deepwater market and the harsh, and ultra-harsh environment jackup markets, which typically are more technically challenging markets in which to operate.

We emphasize safe operations, environmental stewardship, and superior performance through a structured management system, the employment of qualified and well-trained crews and onshore support staff, the care of our surroundings and the neighboring communities where we operate, and other activities advancing our environmental sustainability, social responsibility, and good governance. We also manage rig operating costs through the implementation and continuous improvement of innovative systems and processes, which includes the use of data analytics and predictive maintenance technology.

Our organization prioritizes financial discipline, cash flow generation and returning cash to shareholders. Management will continue to evaluate our balance sheet and focus on ensuring that our fleet of floating and jackup rigs meet the demands of increasingly complex drilling programs required by our customers.

Climate change is an environmental, social and economic challenge facing everyone today. We are committed to continuous improvement and a sustainable energy future, supported by our efforts to protect the environment throughout our operations and safely provide reliable and efficient services to allow access to resources essential for human and economic prosperity. We actively look to partner with our customers to evaluate economic alternatives for reducing the carbon footprint of our drilling rigs. Oversight of our sustainability is at the Board level, with the Safety and Sustainability Committee assisting in that oversight role with respect to the Company’s sustainability policies and practices.

Highlights of a Company Transformed

Since emerging from bankruptcy on February 5, 2021, the Company’s strategy has been focused on driving shareholder returns, including through executing on inorganic growth opportunities. Among others, the Company’s highlights are:

•  Share price increase of 52% from our date of listing on the NYSE on June 9, 2021 through December 31, 2022. Share price increase of 180% from emergence from bankruptcy on February 5, 2021 (based on third-party implied market prices immediately prior to emergence) through December 31, 2022.

•  Cumulative total shareholder return (TSR) of 152.36 compared to 127.17 of the OSX peer group since our listing on the NYSE in mid-2021 (1) and cumulative TSR of 280 compared to 168 of the OSX peer group, since our emergence from bankruptcy on February 5, 2021 (based on third-party implied market price of $13.46). (2)

•  Completed Business Combination with Maersk Drilling, joining two best-in-class operators with over 160 years of combined offshore drilling experience.

•  Completed acquisition of Pacific Drilling, increasing scale in the ultra-deepwater drillship market.

•  Completed divestiture of Saudi jackup fleet, significantly enhancing the balance sheet.

•  Leadership position in shareholder returns in the offshore drilling sector, with $96 million in share repurchases from November 2022 through January 2023, including the squeeze-out of Maersk Drilling

(1)	Reflects the period June 9, 2021 (the date of the Company’s listing on the NYSE following the Company’s emergence from bankruptcy) through December 31, 2022.
(2)	The peer group reflects the PHLX Oil Service Sector Index (OSX). Calculations are based on the value of an initial fixed investment of $100.

2	2023 Proxy Statement Noble Corporation plc

Sustainability - Environmental ◆ Social ◆ Governance (ESG)

As a responsible drilling contractor with a comprehensive approach to sustainability, Noble remains committed to building on the Company’s strategy of enabling long-term sustainable value creation. Noble’s sustainability mission is to help provide affordable energy efficiently, safely and sustainably, by leveraging longstanding customer relationships and unique innovation capabilities.

Noble’s Sustainability Strategy

Noble’s recent business combination with Maersk Drilling and the accompanying integration work made for an opportune time to further enhance our Environment, Social and Governance (ESG) practices and reconfirm Noble’s approach to sustainability. In the past, both legacy companies have pursued sustainability initiatives, and Noble’s new sustainability strategy leverages best practices from both legacy companies across material topics.

Noble’s sustainability strategy was adopted by the Safety and Sustainability Committee of the Board following the business combination. The strategy’s underlying sustainability framework will help to guide ongoing, as well as new, initiatives pertaining to sustainability across the Noble organization.

Sustainability Framework

Noble’s sustainability framework has been developed in alignment with best practices deriving from the Non-Financial Reporting Directive (NFRD) and Global Reporting Initiative (GRI). A list of ESG-related topics stemming from the Sustainability Accounting Standards Board (SASB) and GRI frameworks were utilized in a double materiality assessment to inform material topics, guiding the choice of focus areas in the framework. Fourteen ESG-related topics comprise Noble’s sustainability framework and are structured across three pillars: Sustainable Energy Future, Caring for People, and Responsible Business. Three topics have been identified as dedicated focus areas for Noble: Decarbonization, Health and Safety, and Diversity, Equity & Inclusion (DEI).

The framework enables a structured approach to activity implementation and comprises actions in the short-, medium-, and long-term.

2022 Highlights

In 2022, Noble has progressed on several ESG initiatives. Highlights for 2022 are listed below according to the framework pillars.

Environment: Sustainable Energy Future

Noble strives to increase efficiency and support its customers’ decarbonization efforts. Energy efficiency and emissions reduction initiatives in 2022 included:

•	Hybrid upgrade:

The Noble Invincible was retrofitted with a hybrid, low-emission package, including batteries, Energy Efficiency Insight (EEI) software and Selective Catalytic Reduction (SCR) unit.

•	Carbon Capture and Storage rig preparations of Noble Resolve commenced:

Rig preparations commenced for Noble Resolve in alignment with the Greensand pilot project (Phase 2) which began in January 2023 at the Nini West field in the Danish sector of the North Sea. The objective of the Greensand project is to demonstrate that the sand reservoir of the field including the existing infrastructure, can be utilized for safe, long-term storage of CO2. The jack-up Noble Resolve was used as the platform.

Noble Corporation plc 2023 Proxy Statement	3

•	Testing HVO fuel:

Noble conducted a successful test of running 100% Hydrotreated Vegetable Oil (HVO) on Noble Interceptor.

•	Energy Efficiency Insight (EEI) installations:

EEI was installed on Noble Developer, Noble Resolve and Noble Reacher during 2022, and as a result, a total of 14 rigs in the Noble fleet now have energy efficiency monitoring equipment.

•	Use of shore power during stacking:

Noble Resolve, Noble Resolute and Noble Guardian used shore power while stacked in Esbjerg, Denmark.

•	Embedding energy efficient behavior:

Energy efficiency campaigns were conducted on deep-water assets to map opportunities for embedding energy efficiency into existing offshore processes and workflows.

•	Noble Decarbonization Taskforce established:

Cross-functional taskforce established with the aim of driving energy efficiency and emission reduction efforts across the company. The taskforce will receive support, guidance and oversight from a newly established steering committee headed by the Senior Vice President of Operational Excellence.

Social: Caring for People

Noble is committed to acting with integrity and respect and recognizes the impact it has on people on various levels, including employees, partners, customers, and the local communities where the Company operates. Noble strives to create a workplace that keeps people safe, offers meaningful career opportunities, and positively impacts our stakeholders. In 2022, initiatives included:

•	Safer and more efficient drilling through training:

The NobleAdvances® training facility in Houston, Texas, offers six distinct simulator environments for immersive training experiences with the aim of streamlining operations, by eliminating inefficiencies in the drilling process, integrating down-hole technical skills with human factors, and bringing the interconnectivity of marine and power management to the drilling process. Among other activities in 2022, the NobleAdvances center conducted 30 new hire classes to prepare approximately 240 people for their offshore careers with Noble.

•	Increased diversity via Noble Developer pilot program:

As the Noble Developer entered the Brazilian market, focus was placed on women offshore and hiring a more gender-diverse crew. As part of a pilot program, active steps were taken to enhance gender diversity and inclusion onboard, with a recruitment process focused on achieving specific targets of 5-10 female crew members and one female leader on board the Noble Developer. Results exceeded the targets, with 11 female crew members hired, including one female leader.

Governance: Responsible Business

It is rooted in the Company’s values to conduct business ethically. Noble’s sustainability position is underpinned by a governance structure that comprises appropriate bodies, policies, and processes for impactful sustainability progression and reporting. Key highlights for 2022 included:

•	New sustainability governance structure:

Noble enhanced its sustainability governance, including the reorganization of its committee structure and the formation of a Safety and Sustainability Committee of the Company’s Board guided by the Safety and Sustainability Committee Charter. Sustainability oversight sits with the Safety and Sustainability Committee and updates are reported on a quarterly basis to the full Board. Furthermore, Noble established a function to lead sustainability at the Company. The orchestration of sustainability efforts is now anchored in the Communication and Sustainability department, which is responsible for the sustainability strategy, tracking strategy execution and progress, and conducting sustainability reporting and communication efforts. Decentralized ownership of sustainability topic areas is placed with relevant subject matter experts across functions. Functional owners are responsible for progressing on their respective initiatives and managing risk and performance. Noble is committed to driving progress within the defined sustainability areas, and hence the Company has integrated sustainability-related advancements into its executive and employee compensation.

•	Supplier day to promote sustainable procurement:

In September 2022, Noble hosted a Supplier Day in Suriname for prospective suppliers. Topics included an introduction to the Company’s safety culture and company values, responsible procurement practices, as well as the standards required to work as a supplier in the oil and gas industry. Through events such as this one, Noble aspires to play a part in developing emerging economies, dispersing knowledge about good business practices, and strengthening local suppliers.

4	2023 Proxy Statement Noble Corporation plc

Noble Corporation plc 3rd Floor, 1 Ashley Road Altrincham, Cheshire United Kingdom WA14 2DT	Proxy Statement

For Annual General Meeting of Shareholders

To Be Held on May 2, 2023

General

This proxy statement is furnished to shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the annual general meeting of shareholders to be held on May 2, 2023, at 1:30 p.m., local time, as a physical meeting at JW Marriott Grosvenor House London, 86-90 Park Lane, London, United Kingdom W1K 7TN and for the purposes set forth in the accompanying notice (the “Meeting”). We intend to hold the Meeting as a physical, in-person meeting at the location specified above.

The holders of at least a majority of the outstanding ordinary shares must be present in person or by proxy at the physical location of the Meeting in order for a quorum to be present. Votes may only be cast in person or by proxy at the physical location of the Meeting. Shareholders are therefore encouraged to submit their proxies as early as possible, even if they currently intend to attend the Meeting in person.

The approximate date of first mailing of this proxy statement and the accompanying proxy card is March 23, 2023. References to “Noble,” the “Company,” “we,” “us” or “our” include Noble together with its subsidiaries, unless the context indicates otherwise.

Voting and Other Procedures Related to the Annual Meeting

Record Date and Persons Entitled to Vote

The Board has set the close of business on March 13, 2023 as the record date for shareholders entitled to notice of and to vote at the meeting. At the close of business on the record date, there were 134,820,742 ordinary shares of Noble outstanding and entitled to vote at the Meeting. Each ordinary share is entitled to one vote.

Procedure to Access Proxy Materials Over the Internet

Your Notice of Internet Availability of Proxy Materials or (if you received paper copies of the proxy materials) your proxy card will contain instructions on how to view our proxy materials for the Meeting on the Internet. Our proxy materials are also available at www.proxyvote.com and at https://noblecorp.com/2023-Annual-General- meeting.

How to Vote

The Board encourages you to exercise your right to vote. Your vote is important. Shareholders can vote in person at the Meeting or by proxy. Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct. If you are a shareholder of record (you own shares in your name), there are three ways to vote by proxy:

•	By Internet—You may vote over the Internet at www.proxyvote.com by following the instructions on the Notice or, if you received your proxy materials by mail, by following the instructions on the proxy card.

•	By telephone—Shareholders located in the United States that receive proxy materials by mail may vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.

•	By mail—If you received proxy materials by mail, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

Noble Corporation plc 2023 Proxy Statement	5

Telephone and Internet voting will be available 24 hours a day and will close at 11:59 p.m. Eastern time on April 30, 2023.

Voting by proxy will not limit your right to vote at the Meeting if you decide to attend in person. The Board recommends that you vote by proxy because it is not practical for most shareholders to attend the Meeting.

If you are a street name shareholder (that is, if your shares are held of record in the name of a bank, broker or other holder of record), you will receive instructions from the bank, broker or other record holder of your shares. You must follow the instructions of the holder of record in order for your shares to be voted. If you attend the Meeting in person, to vote shares held in street name, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies will be voted:

•	for the nominees for directors named in Resolutions 1-7 in this proxy statement;

•

for the resolutions relating to the ratification of the appointment of PricewaterhouseCoopers LLP (US) as the independent registered public accounting firm, the appointment of PricewaterhouseCoopers LLP (UK (as statutory auditor, and the authority to set the compensation of PricewaterhouseCoopers LLP (UK) as set forth in Resolutions 8-10;

•	for the approval of the advisory resolutions on executive and director compensation set forth in Resolutions 11 and 13;

•	for “every year” as the frequency of the “say on pay” vote in Resolution 12;

•	for the binding vote on our director compensation policy set forth in Resolution 14; and

•	if any other matters are properly presented at the meeting (including any motion to adjourn the Meeting), as directed by our Board.

How to Change Your Vote; Revocability of Proxy

If you are a shareholder of record, you may later revoke your proxy instructions by:

•	sending a written statement to that effect to the Corporate Secretary at the address listed on page 64 of this proxy statement;

•	voting again by the Internet or telephone (only the last vote cast will be counted), provided that you do so before 11:59 p.m. Eastern time on April 30, 2023;
•	submitting a properly signed proxy with a later date; or

•	voting in person at the Meeting.

If you are a street name shareholder, you may later revoke your proxy instructions by following the procedures provided by your bank, broker or other nominee.

Quorum

Your shares are counted as present at the Meeting if you attend the Meeting and vote in person or if you properly vote by Internet, telephone or mail. In order for us to hold our Meeting, holders of a majority of the stock issued and outstanding and entitled to vote at the Meeting must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

Routine and Non-Routine Matters; Abstentions and Broker Non-Votes

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on “routine matters” when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares that the broker is unable to vote are called “broker non-votes.”

The ratification of the appointment of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

All other matters are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

6	2023 Proxy Statement Noble Corporation plc

Vote Required for Each Proposal

Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder of record present in person or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for every share held.

Approval of all resolutions requires the affirmative vote of a simple majority of the votes cast on such resolution at the Meeting in person or by proxy. With respect to the non-binding advisory votes on Resolutions 11, 12 and 13, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes on such non-binding resolutions. Accordingly, the Board will review and consider the voting results on such resolutions.

Abstentions and “broker non-votes” will have no effect on any of the resolutions as a matter of law.

Proxy Solicitation

In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by the Company, postings on our website at www.noblecorp.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock. In addition, to assist us with our solicitation efforts, we have retained the services of Georgeson for a fee of approximately $15,000, plus out-of-pocket expenses.

Tabulation

Representatives of Broadridge will tabulate and certify the vote at the Meeting.

Results of the Vote

We will announce the preliminary voting results at the Meeting and disclose the final voting results in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the date of the Meeting unless only preliminary voting results are available at the time of filing the Form 8-K, in which case, to the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.noblecorp.com. Also, the referenced Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov. Additionally we will announce final results of the Meeting in accordance with the listing rules of Nasdaq Copenhagen and, in accordance with the UK Companies House, publish them on our website.

List of Shareholders

A complete list of all shareholders entitled to vote at the Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the Meeting at our offices located at 13135 Dairy

Ashford, Suite 800 Sugar Land, TX 77478. Such list will also be available at the Meeting and may be inspected by any shareholder who is present.

Noble Corporation plc 2023 Proxy Statement	7

Resolutions 1-7

Resolutions 1, 2, 3, 4, 5, 6, & 7

Election of Directors

All of the director nominees named herein will be standing for election at this Meeting to serve a one-year term. The Board, based on the recommendation of the nominating and governance committee, has recommended Mr. Eifler, Mr. Hemmingsen, Mr. Hirshberg, Ms. Holth, Mr. Maxwell, Ms. Pickard, and Mr. Sledge for election as directors of the Company. All of the director nominees are current members of the Board.

If elected, all of the director nominees will each serve a one-year term to expire at the annual general meeting in

2024. The individuals nominated for re-election at the Meeting will be re-elected by a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

A note regarding 2022 board composition: Prior to the Effective Date of the Business Combination on September 30, 2022, our Board was comprised of Paul Aronzon, Patrick J. Bartels, Jr., Robert W. Eifler, Alan J. Hirshberg, Ann D. Pickard, Charles M. Sledge, and Melanie M. Trent.

Recommendation

Our Board unanimously recommends that you vote FOR the re-election of Robert W. Eifler, Claus V. Hemmingsen, Alan J. Hirshberg, Kristin M. Holth, Alastair Maxwell, Ann D. Pickard, and Charles M. Sledge, each for a one-year term that will expire at the annual general meeting in 2024.

The Right Board at the Right Time

Our Board reflects the diverse background and perspectives from the legacy Noble and Maersk Drilling boardrooms. This highly qualified group of professionals is deeply engaged and committed to the Company’s success, with each director offering unique and critical expertise from a range of energy and external industrial settings. Moreover, the strategic planning and execution of our business integration has been significantly enhanced by the collaborative efforts and leadership of this group. While we continuously assess the composition of our Board through our refreshment practices and nomination guidelines, as described in more detail below, we strongly believe that we currently have the right Board at the right time to capitalize on the strategic positioning of the Company. Please also see “Director Selection Criteria and Nomination Process” on page 17 for a discussion of gender and racial and ethnic diversity considerations and our outstanding director designation rights.

Key Director Nominee Characteristics

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Resolutions 1-7

Director Nominees

(SERVING A ONE-YEAR TERM EXPIRING AT THE ANNUAL GENERAL MEETING IN 2024)

Robert W. Eifler	Age 43	Director since 2020

Mr. Eifler was named President and Chief Executive Officer of the Company in May 2020. Previously, Mr. Eifler served as Senior Vice President, Commercial of the Company from August 2019 until assuming his current role. He served as Senior Vice President, Marketing and Contracts of the Company from February to August 2019, and as Vice President and General Manager – Marketing and Contracts of the Company from July 2017 to February 2019. Before that, Mr. Eifler led the Company’s marketing and contracts efforts for the Eastern Hemisphere while based in London. From November 2013 to March 2015, he worked for Hercules Offshore, Inc., an offshore driller, as Director, International Marketing. Mr. Eifler originally joined the Company in February 2005 as part of the management development program and held numerous operational and marketing roles with increasing responsibility around the world until joining Hercules Offshore, Inc. in 2013.

The specific experience, qualifications, attributes, and skills that led our board to conclude that Mr. Eifler should serve as a director include his expertise in the areas of corporate governance, international business, operations, sales and marketing and engineering. He also has extensive experience in the oilfield services business. Further, it is the belief of our board that our CEO should be a member of the board of directors, and Mr. Eifler brings to our Board extensive knowledge of the Company and the industry as the President and Chief Executive Officer of the Company.

Claus V. Hemmingsen	Age 60	Director since 2022

Mr. Hemmingsen served as Chairman for Maersk Drilling from September 2016 to November 2022, and before that was the CEO of Maersk Drilling from 2005 to 2016. Mr. Hemmingsen originally joined A.P. Moller – Maersk in 1981 as a shipping trainee. After completing his shipping education, he moved to Maersk Drilling, before serving in Maersk Line from 1989, including 12 years in both Hong Kong and Singapore. In 2003 he returned to the head office in Copenhagen as Senior Vice President in Maersk’s global container activities, while also being responsible for APM Terminals until 2004. In 2016, he took up a number of other senior roles, including that of Vice CEO of A.P. Moller – Maersk. He left A.P. Moller - Maersk A/S in 2019. Mr. Hemmingsen is currently on the boards of and serves as chairman of the board for each of DFDS A/S (public), HusCompagniet A/S (public), and Innargi A/S. Mr. Hemmingsen also serves on the Board of A.P. Moller Holding A/S. He formerly served on the board of Maersk Drilling A/S (public). Mr. Hemmingsen has studied management at London Business School and Cornell University, and gained an Executive MBA from IMD in 2007.

The specific experience, qualifications, attributes, and skills that led our board to conclude that Mr. Hemmingsen should serve as a director include his expertise in the areas of administration and human resources, corporate governance, environmental and social responsibility, innovation, international business, operations and strategic planning. He also has extensive experience in the oilfield services business. Further, Mr. Hemmingsen’s prior service with Maersk Drilling provides business continuity that is of value to the board as the company integrates the Business Combination.

Alan J. Hirshberg	Age 61	Director since 2021

Mr. Hirshberg currently owns VOR Advisors, Inc., which serves as a consultant to Elliot Management Corporation. Prior to that he served as a Senior Advisor at Blackstone Management Partners from January 2019 to January 2022. He joined ConocoPhillips in 2010 as its Senior Vice President, Planning and Strategy, and retired in January 2019 as its Executive Vice President, Production, Drilling and Projects, a position he held since April 2016. In this role, he had responsibility for ConocoPhillips’ worldwide operations, as well as supply chain, aviation, marine, major projects, drilling and engineering functions. Prior to joining ConocoPhillips, Mr. Hirshberg worked at Exxon and ExxonMobil for 27 years, serving in various senior leadership positions in upstream research, production operations, major projects and strategic planning. His last role at ExxonMobil was Vice President of Worldwide Deepwater and Africa Projects. Mr. Hirshberg is currently on the board of McDermott International, Inc., previously listed on the NYSE. Mr. Hirshberg was formerly on the board of Sitio Royalties (f/k/a Falcon Minerals Corporation (public)). He received Bachelor and Master of Science degrees in Mechanical Engineering from Rice University.

The specific experience, qualifications, attributes, and skills that led our board to conclude that Mr. Hirshberg should serve as a director include his expertise in the areas of engineering, innovation, international business, operations, risk management, strategic planning, and cybersecurity. He also has broad experience in several areas of the energy industry and deep experience as a public company board member.

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Kristin H. Holth	Age 67	Director since 2022

Ms. Holth served as Executive Vice President and Global Head of Ocean Industries in DNB Bank ASA – Norway’s largest financial services group, from 2017 to 2020. She has significant experience in capital markets and funding and has held numerous management positions within DNB over the years, including also Global Head of Shipping, Offshore & Logistics for four years and General Manager & Head of DNB Americas for six years. Ms. Holth is currently on the boards of GasLog Partners LP (public) and HitecVision A/S (public). Previously, Ms. Holth served on Maersk Drilling’s board of directors. Ms. Holth holds a Bachelor in Economics and Business Administration from BI Norwegian Business School.

The specific experience, qualifications, attributes, and skills that led our board to conclude that Ms. Holth should serve as a director include her expertise in the areas of finance and treasury, international business, and risk management. She also has extensive experience in the oilfield services business and deep experience as a public company board member. Further, Ms. Holth’s prior service with Maersk Drilling provides business continuity that is of value to the board as the company integrates the Business Combination.

Alastair Maxwell	Age 59	Director since 2022

Mr. Maxwell has served as CFO of Signifier Medical Technologies Ltd. since November 2020, and has previously held the position as CFO of GasLog Ltd from 2017 to 2020. Prior to that he worked in the investment banking industry for 29 years, most recently with Goldman Sachs from 2010 to 2016, where he was a partner and Co-Head of the Global Energy Group with responsibility for relationships with a wide range of corporate and other clients. Previously, he was with Morgan Stanley, most recently as Managing Director and Head of Energy in the EMEA region, and with Dresdner Kleinwort Benson in a series of roles in the Utilities and M&A Groups. Previously, Mr. Maxwell served on Maersk Drilling’s board of directors from 2019 to 2022. Mr. Maxwell studied Modern Languages (Spanish and Portuguese) at Worcester College, Oxford.

The specific experience, qualifications, attributes, and skills that led our board to conclude that Mr. Maxwell should serve as a director include his expertise in the areas of accounting, finance and treasury, international business, and risk management. He has also served as a chief financial officer. Further, Mr. Maxwell’s prior service with Maersk Drilling provides business continuity that is of value to the board as the company integrates the Business Combination.

Ann D. Pickard	Age 67	Director since 2021

Ms. Pickard retired from Royal Dutch Shell in 2016, having held numerous positions of increasing responsibility during her 15-year tenure with Shell. She last served as Executive Vice President, Arctic and was responsible for Shell’s Arctic exploration efforts. This followed three successful years as Executive Vice President of Shell’s Exploration and Production business and Country Chair of Shell in Australia where she oversaw Gas Commercialization, Manufacturing, Chemicals, Supply and Distribution, Retail, Lubricants, Trading and Shipping, and Alternative Energy. Ms. Pickard was previously Shell’s Regional Executive Vice President for Sub Saharan Africa. Based in Lagos, Nigeria, she was accountable for Shell’s Exploration & Production, Natural Gas, and Liquefied Natural Gas (LNG) activities in the region. Before that, Ms. Pickard was Director, Global Businesses and Strategy and a member of the Shell Gas & Power Executive Committee with responsibility for Global LNG, Power, and Gas & Power Strategy. Ms. Pickard joined Shell in 2000 after an 11-year tenure with Mobil prior to its merger with Exxon. Ms. Pickard is a director of KBR, Inc. and Woodside Energy Group Ltd. (each public). Ms. Pickard holds a Bachelor of Arts degree from the University of California, San Diego and a Master of Arts degree from the University of Pennsylvania.

The specific experience, qualifications, attributes, and skills that led our board to conclude that Ms. Pickard should serve as a director include her expertise in the areas of administration and human resources, environmental and social responsibility, finance and treasury, international business, legal, operations, and engineering. She also has broad experience in all areas of the energy industry, deep experience as a public company board member, and has served as a chief executive officer.

Charles M. Sledge	Age 57	Director since 2021

Mr. Sledge previously served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, he served as the Corporate Controller of Cameron International Corporation from 2001 until 2008. He currently serves on the boards of Weatherford International plc, where he serves as chairman, and Talos Energy, Inc. (each public). He previously served on the boards of Stone Energy Corp., and Vine Energy, Inc. (each public). Mr. Sledge received a BS in Accounting from Louisiana State University and is a graduate of the Advanced Management Program at Harvard University.

The specific experience, qualifications, attributes, and skills that led our board to conclude that Mr. Sledge should serve as a director include his expertise in the areas of accounting, finance and treasury, and operations. He also has broad

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experience in the energy exploration industry, deep experience as a public company board member, and has served as a chief financial officer.

Involvement in certain legal proceedings. The Company filed for bankruptcy protection in 2020, see “Explanatory Note” at page V. Certain of our directors and executive officers served in such capacity with the Company at the time of the bankruptcy filing. Mr. Eifler served as a director and executive officer, and Mr. Barker, Ms. Campbell, and Mr. Turcotte served as executive officers at the time the petition was filed.

Director Designation Right

In connection with the closing of the Business Combination, the Company entered into a Relationship Agreement (the “Relationship Agreement”) with APMH Invest A/S (“APMH Invest”), which set forth certain director designation rights of APMH Invest following the Closing Date for the Business Combination. Under the terms of the Relationship Agreement, APMH Invest is entitled to designate (a) two nominees to our Board so long as APMH Invest owns no fewer than 20% of the then outstanding Company shares and (b) one nominee to our board so long as the APMH Invest owns fewer than 20% but no fewer than 15% of the then outstanding Company shares. The Relationship Agreement will terminate once APMH Invest owns fewer than 15% of our outstanding shares. APMH Invest has designated Mr. Hemmingsen as its sole designee under the Relationship Agreement.

Except as described above, there is no other arrangement or understanding between or among other of the Board and any other persons pursuant to which he or she was appointed as a member of the Board. None of the members of the Board have any family relationship with any director or executive officer of Noble. There is no relationship between any member of the Board and Noble that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Executive Officers

Mr. Eifler, our Chief Executive Officer, serves on our Board. For his biography, please refer to “— Director Nominees” on page 9.

Caroline M. Alting	Age 47

Ms. Alting was named Senior Vice President of Operational Excellence of Noble in October 2022. Before joining Noble, Ms. Alting served as Senior Vice President and Head of Integrity and Projects of Maersk Drilling since June 2020. Previously, she served as Vice President and Head of Engineering and Projects of Maersk Drilling from June 2018. Prior to that, she served in several roles with Maersk Drilling from May 2009, including Deputy Asset Manager, Project Team Lead, and Senior Project Engineer. Before joining Maersk Drilling, Ms. Alting served with Maersk Oil from November 2003 to May 2009. She has served on the Board of Maersk Drilling as an employee elected member since March 2019 and is a member of the Advisory Boards of MCEDD and the IASC/SPE International Drilling Conference. Ms. Alting holds an MSc in Chemistry from the Technical University of Denmark and a PMD from IESE Business School

Richard B. Barker	Age 42

Mr. Barker was named Senior Vice President and Chief Financial Officer of Noble in March 2020. He joined Noble following investment banking positions at firms including Moelis & Company and JPMorgan Chase & Co. where he specialized in oilfield services and equipment. Mr. Barker graduated magna cum laude from Rice University, where he earned a B.A. in Mathematical Economic Analysis and Managerial Studies.

Laura D. Campbell	Age 51

Ms. Campbell was named Vice President and Controller of Noble in August, 2018. She is a certified public accountant with more than 20 years of experience. Before joining Noble, Ms. Campbell served as Assistant Controller, Policy and Corporate Reporting at Chevron Phillips Chemical Company LLC, a petrochemical company from March 2017 until July 2018. Prior to that time, Ms. Campbell worked at Noble from 2007 to March 2017, serving in the positions of Assistant Controller and Director of Corporate Accounting.

Blake A. Denton	Age 44

Mr. Denton was named Senior Vice President of Marketing and Contracts of Noble in October 2022. Previously, he served as Director of Marketing and Contracts for Noble from January 2017 until assuming his position as Vice President in March 2020, where he led Noble’s marketing and contracts efforts for the Middle East and India while based in Dubai. Prior to that, Mr. Denton served as our Project Director from March 2012 to January 2017 based in Korea and Houston, and as

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Project Manager from August 2010 to March 2012 based in Singapore. Before that, he led Noble’s newbuild project electrical engineering efforts for dynamically positioned drilling assets as a consultant based first in Houston and then in Singapore. Before joining Noble, Mr. Denton worked for a Houston-based electrical integration company supplying power generation and controls equipment primarily to the marine and drilling industry worldwide.

Mikkel Ipsen	Age 50

Mr. Ipsen was named Vice President of Human Resources of Noble in October 2022. Prior to joining Noble, he served as Vice President and Head of HR Partnering of Maersk Drilling since October 2021. Prior to joining Maersk Drilling, Mr. Ipsen served as Head of Talent Development – Northern Europe & Russia of TotalEnergies since January 2020, and as Head of Human Resources – Denmark of TotalEnergies from March 2018 to January 2020. Previously, he held senior positions within human resources at Maersk Drilling, Maersk Oil and TotalEnergies, including working on the integration of Maersk Oil into TotalEnergies. Mr. Ipsen started his career as a line officer in the Danish Armed Forces where he served for 16 years. He holds a Master of Military Studies from the Royal Danish Defence College.

Joey M. Kawaja	Age 49

Mr. Kawaja was named Senior Vice President of Operations of Noble in October 2022. He has over 25 years of experience in offshore rig operations and project management. Previously, Mr. Kawaja served as Regional Manager – Western Hemisphere, where he led all of Noble’s shorebased and offshore operations in North and South America, from August 2014 until assuming his position as Vice President of Operations in October 2020. Prior to that, Mr. Kawaja served in various roles including Operations Manager, Drilling Superintendent, and Project Manager since joining Noble in 1996.

William E. Turcotte	Age 59

Mr. Turcotte was named Senior Vice President and General Counsel of Noble in December, 2008. He was named Corporate Secretary in January 2018. He will cease serving as an executive officer on April 1, 2023 and will remain in our employ as a special advisor to the CEO through February 2024. Prior to joining Noble, Mr. Turcotte served as Senior Vice President, General Counsel and Corporate Secretary of Cornell Companies, Inc. from 2007 to 2008. Before joining Cornell, he was most recently Vice President, Associate General Counsel and Assistant Secretary of Transocean, Inc., where he worked from 2000 to 2007. Between 1992 and 2000, he served in various legal positions with Schlumberger Limited in Houston, Caracas and Paris, and prior to 1992, he worked as a legal associate in law firms in Mexico City and Houston.

Jennie P. Howard	Age 37

Ms. Howard will become Senior Vice President, General Counsel and Corporate Secretary of Noble on April 1, 2023. Prior to joining Noble, Ms. Howard served as Vice President, Assistant General Counsel and Assistant Corporate Secretary of Kraton Corporation, with which she was employed from September 2015 to March 2022. Before joining Kraton Corporation, Ms. Howard was a corporate associate with Hunton Andrews Kurth LLP in its Houston, Texas Office. She holds a BA in History and Politics from Durham University in the United Kingdom, and a Juris Doctor degree from American University Law School.

Corporate Governance

Board Independence

Our Board has determined that:

•	each of Mr. Hemmingsen, Mr. Hirshberg, Ms. Holth, Mr. Maxwell, Ms. Pickard, and Mr. Sledge qualifies as an “independent” director under the NYSE corporate governance rules;

•

each of Ms. Holth, Mr. Maxwell (Chair), and Mr. Sledge, constituting all the members of the audit committee, qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	each of Mr. Hirshberg (Chair), Mr. Maxwell, and Mr. Sledge, constituting all the members of the compensation committee, qualifies as

•	“independent” under Rule 10C-1(b)(1) under the Exchange Act and the applicable rules of the NYSE; and

•	a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Independent non-management directors comprise in full the membership of each committee described below under “—Board Committees, Meetings and Other Governance Matters.”

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Mr. Eifler, our current President and Chief Executive Officer, is not independent because of his service as a member of our senior management.

Our Board had also determined that each of our directors who left the board upon the closing of the Business Combination was also independent, which included Mr. Aronzon, Mr. Bartels, and Ms. Trent.

In order for a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company other than in his or her capacity as a director of the Company.

The Company’s corporate governance guidelines provide that a director will not be independent if,

•	the director is, or during the preceding three years, was employed by the Company;

•	an immediate family member of the director is, or during the preceding three years, was an executive officer of the Company;

•

the director or an immediate family member of the director received, within any 12-month period during the preceding three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director is a current partner or employee of the Company’s internal or external auditor;

•	an immediate family member of the director is a current partner of the Company’s internal or external auditor;

•	an immediate family member of the director is currently employed by the Company’s internal or external auditor and personally works on the Company’s audit;

•

the director or an immediate family member of the director was, during the preceding three years, a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•

the director or an immediate family member of the director is, or, during the preceding three years was, employed as an executive officer of another company where any of the Company’s present executive officers serves or served on that company’s compensation committee at the same time; or

•

the director currently is an executive officer or an employee, or an immediate family member of the director currently is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year within the last three fiscal years, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.

The following will not be considered by our Board to be a material relationship that would impair a director’s independence: If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company

•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.

For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of the Company’s website at www.noblecorp.com.

In evaluating the independence of Mr. Hirshberg, the Board considered a consulting agreement entered into between

VOR Advisors, Inc., an advisor firm owned by Mr. Hirshberg, and Elliott Investment Management L.P. (“Elliott”), non-affiliated shareholder of the Company, pursuant to which Mr. Hirshberg would advise Elliott in connection with certain investments outside the offshore drilling industry. The Board determined that this consulting agreement did not interfere with Mr. Hirshberg’s exercise of independent judgment in carrying out his responsibilities as a director. Mr. Hirshberg remains subject to all applicable Company policies.

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In addition, in order to be independent for the purposes of serving on our on audit committee, a director may not, other than in his or her capacity as a member of the audit committee, the Board, or any other board committee:

•

accept directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or one of our subsidiaries (other than certain retirement benefits for prior service with the Company); or

•	be affiliated with the Company, one of our subsidiaries, or an affiliate of one of our subsidiaries.

Further, in order to determine the independence of any director who will serve on the compensation committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

•	whether such director is affiliated with the Company, one of our subsidiaries or an affiliate of one of our subsidiaries.

In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen an independent Chair of the Board to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Sledge currently serves as our independent Chair.

Director Skills Matrix

The directors skills matrix assists the Board in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix was developed after considering the Company’s near and long-term strategies and is intended to identify skills and attributes that will assist the Board in exercising its oversight function. The skills matrix assists in determining whether a potential Board member’s skills would complement the skills of the current Board members. The matrix is a summary; it does not include all of the skills, experiences and qualifications that each director nominee offers, and the fact that a particular experience, skill or qualification is not listed does not mean that a director does not possess it.

Director
Skill	Mr. Eifler	Mr. Hemmingsen	Mr. Hirshberg	Ms. Holth	Mr. Maxwell	Ms. Pickard	Mr. Sledge
Accounting					X		X
Administration / HR		X				X
Corporate governance	X	X				X	X
Cybersecurity			X				X
Environmental / social responsibility		X		X		X
Finance / treasury				X	X	X	X
Innovation		X	X
International business	X	X	X	X	X	X	X
Operations	X	X	X			X	X
Risk management	X	X	X	X	X	X	X
Sales / marketing	X					X
Strategic planning	X	X	X			X	X
Technical / engineering	X		X			X

Board Committees, Meetings and Other Governance Matters

The Company has standing audit, compensation, nominating and governance, and safety and sustainability committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any shareholders who request them.

Prior to the closing of the Business Combination, our Board was comprised of Paul Aronzon, Patrick J. Bartels, Jr., Robert W. Eifler, Alan J. Hirshberg, Ann D. Pickard, Charles M. Sledge, and Melanie M. Trent.

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Board Refreshment

We recognize the importance of board refreshment, and the nominating and governance committee regularly considers board composition and how directors change over time. To assist our board refreshment efforts, our corporate governance guidelines provide for a mandatory retirement age of 72. Our Board’s current view is that given the recent changes to our Board as a result of the closing of the Business Combination and the short tenure of all of the members of the Board, our Board has been substantially refreshed and a period of relative stability in board composition is in the best interests of our Company and our shareholders as we navigate the integration of the Business Combination. Further, under the Relationship Agreement entered in connection with the Business Combination, one of our non-management directors has been designated by a former shareholder of Maersk Drilling. See –”Director Designation Rights,” above at page 11, for further information on this agreement. Nevertheless, the Board and the nominating and governance committee continuously discusses and considers board refreshment and composition as the members believe that the Board should be comprised of directors with diverse yet complementary backgrounds who bring different perspectives and experiences to the boardroom, generating healthy discussion and debate and more effective decision-making.

Board Committee Membership

The current members of the committees, number of meetings held by each committee during 2022 and a description of the functions performed by each committee are set forth below.

Director Name	Audit	Compensation	Nominating and Governance (3)	Safety and Sustainability (3)
Robert W. Eifler
Claus V. Hemmingsen			✓	Chair
Alan J. Hirshberg		Chair	✓
Kristin H. Holth(1)	✓			✓
Alastair Maxwell(1)	Chair	✓
Ann D. Pickard			Chair	✓
Charles M. Sledge(1)(2)	✓	✓
Number of Meetings in 2022	5	5	4	1

(1)	Audit committee financial expert
(2)	Independent board chair
(3)

The Safety and Sustainability Committee was formed in connection with the Business Combination, and the Nominating, Governance and Sustainability Committee was renamed the Nominating and Governance Committee.

Prior to the closing of the Business Combination, our committee composition was as follows:

Director Name	Audit	Compensation	Nominating, Governance and Sustainability (3)	Finance (4)
Robert W. Eifler
Paul Aronzon	✓			✓
Patrick J. Bartels, Jr. (1)	Chair			✓
Alan J. Hirshberg		✓	✓
Ann D. Pickard			Chair
Charles M. Sledge (2)	✓	✓		✓
Melanie M. Trent		Chair	✓

(1)	Audit committee financial expert
(2)	Independent board chair
(3)

The Safety and Sustainability Committee was formed in connection with the closing of the Business Combination, and the Nominating, Governance and Sustainability Committee was renamed the Nominating and Governance Committee.

(4)	The Finance Committee was dissolved prior to the closing of the Business Combination. The Finance Committee met eight times during 2022.

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Audit Committee

The primary purposes of the Company’s audit committee are to:

•	Assist the Board with oversight of:

•	the integrity of our financial statements and our financial reporting process and systems of internal controls regarding finance and accounting;

•	our compliance with the Company’s standards of business ethics and legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and internal auditors; and

•	Prepare reports of the audit committee that are required by the rules of the SEC to be included in the proxy statement for our annual general meeting of shareholders.

The primary responsibilities of the audit committee include, among others, to:

•	appoint, compensate, retain and oversee the Company’s auditors (including review and approval of the terms of engagement and fees);

•	review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public;

•	review the Company’s system of internal controls, significant accounting principles and policies, and critical accounting policies;

•	review the activities, budget, staffing, and structure of the internal audit function;

•	review the Company’s major financial risk exposures and steps taken to monitor and mitigate such risks; and

•	review related party transactions and conflicts of interest.

Our Board has determined that each of Mr. Maxwell, Mr. Sledge and Ms. Holth, independent directors, is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations.

Compensation Committee

The primary purposes of the compensation committee are to discharge our Board’ responsibilities relating to compensation of our directors and executive officers, and to:

•	prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in our proxy statement for the Company’s annual general meeting of shareholders;

•	prepare, in conjunction with our compensation advisers, a director’s compensation policy, to be approved by shareholders at least every three years, in accordance with the UK Companies Act;

•	monitor compliance with applicable legal and regulatory requirements relating to the Company’s compensation policy and practices, including required disclosures and shareholder approvals; and

•	assist the board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans.

The primary responsibilities of the compensation committee include, among others, to:

•	determine the CEO’s goals and objectives, review his or her performance, determine the CEO’s compensation;

•	review and approve compensation for other executive officers;

•	review and approve incentive and equity-based compensation plans, any employment and severance arrangements, and any employee benefit plans;

•	determine stock ownership guidelines and monitor compliance;

•

assist the Board in reviewing and preparing disclosures, statements or reports regarding the Company’s compensation policies and practices as are required under applicable legal and regulatory requirements; and

•	review the results of any advisory votes of our shareholders relating to compensation.

The “Compensation Discussion and Analysis” relating to 2022 begins on page 24 of this proxy statement.

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Nominating and Governance Committee

The primary purposes of the nominating and governance committee are to:

•	assist the Board in reviewing board composition and performance, including identifying, evaluating and recommending candidates for the board;

•	assist the Board in reviewing succession planning with regard to our CEO;

•	review and recommend to the Board the Company’s corporate governance guidelines;

•	assist the Board in discharging its responsibilities on matters relating to the Company’s corporate governance policies and practices; and

•

monitor compliance with applicable legal and regulatory requirements and other commitments relating to governance policies and practices of the Company’s ESG activities, including, without limitation, any requirements relating to disclosure of information.

The primary responsibilities of the nominating and governance committee include, among others, to:

•	review the size and committee structure of the Board;

•	identify, interview and recommend to the Board Directors candidates for board service;

•	consider director candidates nominated by shareholders;

•	review director nomination process and determine director qualifications;

•	review with management required disclosures relating to the Company’s governance practices;

•	conduct an annual review of the Company’s code of business conduct and ethics;

•	oversee board, committee, CEO and management evaluations; and

•	review the CEO’s management succession plans and related matters.

Director Selection Criteria and Nomination Process

The Board and the nominating and governance committee believe that the Board should be comprised of directors with diverse yet complementary backgrounds who bring different perspectives and experiences to the boardroom, generating healthy discussion and debate and more effective decision-making. Directors should also, at a minimum, have business or other relevant expertise that may be useful to the company. The Board and the nominating and governance committee also believe that directors should possess the highest personal and professional ethics and should be willing and able to devote the requisite amount of time to company business.

When considering nominees for director, the nominating and governance committee will take into account a number of factors, including, but not limited to, the following:

•	the size of the existing Board;

•

character, judgment, skill, education, relevant business experience, integrity, reputation, and other personal attributes or special talents that may be necessary for effective oversight given the global nature of the company’s operations and strategy;

•	independence from management, extent of existing commitments to other businesses, and potential conflicts of interest with other pursuits;

•	characteristics that contribute to diversity, including gender, age, race, ethnicity, culture, disability, sexual orientation and geographic representation, as well as any other characteristics that may be identified from time to time;

•

financial and accounting background, to enable the committee to determine whether the nominee would be considered an “audit committee financial expert” or “financially literate” under the applicable rules of the NYSE and the SEC; and

•

whether the potential nominee is subject to a disqualifying factor as described in the company’s corporate governance guidelines or as included in any legal or regulatory requirements governing the company.

Board Composition and the Business Combination. Our current board composition was determined in connection with the closing of the Business Combination. Under the terms of the Business Combination Agreement, the Board was comprised of three directors from each of the legacy Noble and Maersk Drilling companies. It is the belief of our Board that this board structure remains appropriate and is in the best interest of our shareholders because it aids in the successful integration of the two companies. Further, as noted above, a significant shareholder of legacy Maersk Drilling has the contractual right to designate up to two nominees to our Board. See “—Director Designation Rights,” on page 11 above, for further information on this matter. Thus, our current Board is comprised of four legacy Noble directors, including our CEO, and three legacy Maersk Drilling directors, including the designee of AMPH Invest.

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Commitment to Diversity. In addition to a focus on maintaining a board composition of directors with diverse, yet complementary, backgrounds who bring different perspectives and experiences to the boardroom, our Board considers gender and ethnicity as key aspects of a diverse board and includes these characteristics in its definition of diversity. It is therefore the belief of the Board that as integration proceeds and the business justification for board continuity diminishes, a greater focus on further diversifying our Board will become even more integral to our director selection process. Toward this end, our Board has undertaken that should our nominating and governance committee engage independent advisors to assist in identifying candidates, the committee will require the advisors to present a diverse slate of candidates for consideration, which will, at a minimum, include female and racial or ethnic minority candidates.

Identifying Nominees. The nominating and governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following:

•	current and retired directors and executive officers of the Company;

•	a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company);
•	persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and

•

subject to compliance with applicable procedures, shareholders of the Company. See “—Shareholder Proposals and Nominations for our 2024 Annual Meeting” on page 64 for further information on the shareholder nomination process.

The nominating and governance committee’s process for evaluating candidates includes:

•	investigation of the person’s specific experiences and skills,

•	time availability in light of commitments,

•	potential conflicts of interest, and

•	independence from management and the Company.

•

Candidates recommended by a shareholder are evaluated in the same manner as are other candidates. Other than the designees under the Relationship Agreement (see “— Director Designation Rights” on page 11), we did not receive any recommendations from shareholders of the Company for director nominees for the Meeting.

Safety and Sustainability Committee

The primary purposes of the safety and sustainability committee are to:

•

inform and assist the Board in its oversight role and make recommendations with respect to the Company’s identification, management, monitoring, and mitigation of risk in the areas of health, safety, the environment, and security;

•	inform and assist the Board in its oversight role and make recommendations with respect to the Company’s policies and practices related to sustainability and corporate social responsibility;

•	assist the Board in reviewing the Company’s policies and management systems with respect to sustainability and health, safety, environment and security (“HSES”) matters; and

•

monitor compliance with applicable legal and regulatory requirements and other commitments relating to the environmental and social policies and practices of the Company’s ESG activities, including, without limitation, any requirements relating to disclosure of information.

The primary responsibilities of the safety and sustainability committee include, among others, to:

•	oversee the Company’s strategy on HSES and Sustainability;

•	oversee the Company’s compliance with HSES and sustainability laws and regulations, material HSES and sustainability litigation and regulatory proceedings; significant developments regarding HSES and sustainability;

•	review guidelines and policies on risk assessment and management of HSES and sustainability risks;

•	oversee the Company’s governance process over climate-related risks; and

•

review and recommend to the Board principles, policies and practices of sustainability, including making recommendations to the board regarding the content and format of the Company’s annual sustainability report and other applicable sustainability disclosure.

Board Oversight of Sustainability Matters. It is the belief of our Board, that managing sustainability issues has become core to long-term business strategy and to managing enterprise risk. For example, responding to climate risk, including committing to establishing clear GHG targets and goals, has become key to the business strategy of many businesses, including ours. Thus, board oversight of this important driver of business success has become central to the Board’s mission. In recognition of this imperative, our Board has delegated oversight of these matters to our safety and sustainability committee so that the Board can undertake more focused oversight of management’s activities in these areas.

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Attendance Policy

Attendance at Board Meetings

In 2022, our Board held nine meetings. In 2022, each incumbent director attended, in person or telephonically, at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings of committees of our Board on which such director served (during the periods that such director served).

Annual General Meeting of Shareholders

Under the Company’s policy on director attendance at annual general meetings of shareholders, all directors are expected to attend each annual general meeting in person or telephonically, and any director who is unable to attend the annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. At the date of this proxy statement, we know of no director who will not attend the Meeting. The Company has not held an annual general meeting of shareholders since 2020 due to its petition for bankruptcy in July 2020, from which it emerged in February 2021, and our extraordinary shareholder meeting in 2022 to approve the Business Combination. See – “Explanatory Note,” above on page V for further information on our bankruptcy filing and the Business Combination. In 2020, all directors attended the annual general meeting of shareholders held on May 21, 2020. In 2022, six of our directors serving at that time attended the extraordinary general meeting for approval of the Business Combination.

Board Leadership Structure and Board Evaluation

Our Articles of Association and corporate governance guidelines provide our Board the flexibility either to combine or to separate the positions of Chair and CEO. At the current time, our Board believes that the Company and our shareholders are best served by separating the positions of Chair and CEO. The separation of duties will allow Mr. Sledge and Mr. Eifler to focus on their respective responsibilities as Chairman and CEO.

Our Board believes that the Company and our shareholders are best served when directors are free to exercise their respective independent judgment to determine what leadership structure works best for us based upon the then current facts and circumstances. Although our Board may determine to combine the positions of Chairman and CEO in the future should circumstances change, we believe that separating these positions is currently the right leadership structure for our company.

In addition to Mr. Eifler, our Board currently has six additional members, all of whom are independent under the NYSE corporate governance rules as described under “—Board Independence.” Pursuant to our corporate governance guidelines, our non-management directors meet in executive sessions without our CEO or any other member of management present in connection with each regularly scheduled meeting of our Board. As independent Chair, Mr. Sledge presides at these regularly scheduled executive sessions of our Board. The Chair is also responsible for approving meeting agendas and meeting schedules for our Board, acting as an available conduit for the communication of information from the non-management directors to our CEO and coordinating with the CEO the development of the CEO’s annual goals and objectives.

In addition, each of our standing committees (the audit committee, the compensation committee, the nominating and governance committee, and the safety and sustainability committee) is composed of independent directors and has a non-management, independent board member acting as chair.

To provide ongoing reviews of the effectiveness of our Board, including the effectiveness of our leadership structure, our corporate governance guidelines provide for annual assessments by board members of the effectiveness of our Board and of our committees on which such members serve. Our assessments involve a structured assessment review that is led by the Chair, for the Board, and by each committee chairperson, for the applicable committee. Board and committee results are discussed at the board level and, following the assessment, the Board determines the relevant actions to be taken to enhance our governance. Due to the material change in the composition of our Board in October 2022, our Board and its committees did not complete an annual evaluation for 2022 as they had only convened for one meeting at that time. The Board and its committees will conduct an annual assessment in 2023.

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Risk Management Oversight

Consistent with our Articles of Association and our Corporate Governance Guidelines, and the Recommendations for Corporate Governance issued by the Danish Committee on Corporate Governance in December 2020 and implemented by Nasdaq Copenhagen, our Board is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting the long-term interests and sustainability of the Company. Our Board possesses and exercises oversight authority over our business and, subject to our governing documents and applicable law, generally delegates day-to-day management of the Company to our CEO and our executive management. Viewed from this perspective and founded upon the strategy and business model of the Company, our Board generally oversees risk management and considers the most significant risks, including but not limited to safety, environmental strategic, business, accounting, and liquidity risks; and the CEO and other members of executive management generally manage, monitor, and communicate the actual and potential risks material to the Company, collectively through the Enterprise Risk Management (“ERM”) program for the Company.

The ERM program designed to ensure that the most significant risks to the Company, on a consolidated basis, are being identified, managed and monitored appropriately, and that due care is exercised in considering such risks in the management of the Company.

Role of the Board and Committees.

Our full Board provides oversight of the ERM program and determines the Company’s risk tolerance for the operation and management of the Company, and ensures management has an effective and ongoing program in place for monitoring and assessing and, to the extent appropriate, mitigating such risks within directed tolerances. Our Board regularly receives reports and monitors our ERM program along with other risk management information provided by management and other resources, on a quarterly basis and provides feedback to management as part of the continuous improvement and alignment of risk management practices, strategies and systems, consistent with the risk philosophy and risk tolerances of the Company.

Pursuant to the requirements of laws, rules and regulations that apply to companies whose securities are publicly traded in the United States, the Audit Committee of our Board assists the full Board in oversight of risks to the Company, including the integrity of the Company’s financial statements, our standards of business ethics, and our compliance with legal and regulatory requirements, and various other matters relating to our publicly available financial information and our internal and independent auditors.

Our Audit Committee also discusses policies with respect to risk assessment and risk management with our management team.

Oversight of certain risks associated with the performance of our executive management fall within the authority of our Nominating and Corporate Governance Committee, which is responsible for evaluating potential conflicts of interest and independence of Board directors and Board candidates, monitoring and developing corporate governance principles and overseeing the process through which our Board, our CEO and our executive management are evaluated.

Oversight of risks associated with retaining executive management fall principally within the scope of the authority of our Compensation Committee, which assists our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans.

Finally, oversight of risks associated with health, safety, environment, security and sustainability matters, including climate and social issues, fall with the scope of authority delegated to our Safety and Sustainability committee.

Role of Management.

We have not concentrated responsibility for all risk management in a single risk management officer but rather we have implemented an ERM steering committee comprised of executive management and certain other members of management to administer the program. The ERM steering committee: monitors the universe of risks that we face; identifies risks that may develop or evolve with the potential to become material to the Company; establishes processes for identifying, managing, avoiding, and monitoring risks pursuant to the

Company’s risk tolerance as established by the Board; establishes and implements mitigation and monitoring strategies with the necessary resources; regularly communicates to and works with the Board and each committee of the Board, including its members or their designees, the risks to the Company including risks that may be of concern to the Board or a committee of the Board; and updates the Board on the effectiveness and details of the ERM program.

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Shareholder Communications with Directors

Our Board has approved the following process for shareholders of the Company and other interested parties to send communications to our directors. To contact all directors on our Board, all directors on a committee, an individual director or the non-management directors a group, the shareholder or interested party can use the following means of communication:

•	mail: Noble Corporation plc

Attention: Corporate Secretary,

13135 Dairy Ashford, Suite 800, Sugar Land, TX 77478;

•	e-mail: NobleBoard@noblecorp.com; or

•	hotline: the NobleLine (anonymous and available 24 hours a day, seven days a week) at 1-877-285-4162 or +1-704-544-2879 or http://www.nobleline.ethicspoint.com.

All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s general counsel or chief compliance officer. Complaints or concerns relating to the Company’s accounting, internal accounting controls or auditing matters are referred to the audit committee of our Board. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee or group of directors, are promptly relayed to such persons.

Director Education

We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide directors with periodic training on certain policies, standards and procedures of the Company, including guidance and advice on compliance therewith. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our Articles of

Association; guidelines for assignments regarding standing committees of our Board; the charters for each of our committees; a summary of laws and regulations regarding compliance with insider reporting and trading; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors and American Society of Corporate Secretaries; a statement of the Company paradigms and code of business conduct and ethics that govern how we conduct our business; and our safety policy and quality policy and objectives.

Policies and Procedures Relating to Transactions with Related Persons

Transactions with related persons are reviewed, approved, or ratified in accordance with policies and procedures set out in the UK Companies Act 2006, our Articles of Association, the charter of our audit committee and our Code of Business Conduct and Ethics. These policies and procedures regarding related party transactions are in writing.

Approval of related party transactions with our directors are governed by the UK Companies Act and our Articles of Association. The UK Companies Act provides that the directors may not have conflicts of interest, including related party transactions, with our Company unless the Articles of Association provide that such conflicts may exist and the conflicts are approved by our directors. Our Articles of Association provide that a director may have conflicts of interest with the Company provided that the director fully discloses the nature of the conflict and the conflict is then approved by the disinterested directors. Finally, certain related party transactions between the

Company and a director as defined in the UK Companies Act will require shareholder approval.

Related party transactions are further governed by our code of business conduct and ethics and the charter of our audit committee. Our code of business conduct and ethics provides that business decisions must be made free from any conflicts of interest. Under the code, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists must bring the matter to the attention of their supervisor or other appropriate personnel. Any waiver of the code of business conduct and ethics may only be made by our Board or an authorized committee of our Board. A conflict of interest exists when an individual has or appears to have competing interests or duties of loyalty that place their personal self-interests against the interests of the Company, which includes related party transactions with the Company. The charter of our audit committee tasks the committee reviewing

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conflict of interest situations on an ongoing basis and, if appropriate, approving related party transactions.

Each year, we require all our directors, nominees for director, and executive officers to complete and sign a questionnaire in connection with our annual report and, if applicable, our annual general meeting of shareholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report. For this purpose, we consider “related persons” and

“related person transactions” to be as defined in Item 404(a) of Regulation S-K. In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report. There were no related-party transactions in 2022 that were required to be reported pursuant to the applicable disclosure rules of the SEC, except as described herein.

Security Ownership of Certain Beneficial Owners and Management

As of March 13, 2023, we had 134,820,742 shares outstanding, excluding shares held in treasury. The following table sets forth, as of March 13, 2023, (1) the beneficial ownership of shares by each of our directors, each nominee for director, each “named executive officer” listed in the Summary Compensation Table appearing in this proxy statement and all current directors and executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the Company’s outstanding shares.

Shares Beneficially Owned (1)
Name	Number of Shares		Percent of Class (2)
Name of Beneficial Owner
AMPH Invest A/S	27,890,529	(3)	20.7%
The Vanguard Group	7,826,179	(4)	5.8%
Directors and Director Nominees
Robert W. Eifler	219,093		—
Claus V. Hemmingsen	8,752		—
Alan J. Hirshberg	18,432		—
Kristin H. Holth	1,452		—
Alastair Maxwell	2,157		—
Ann D. Pickard	18,432		—
Charles M. Sledge	21,819		—
Named Executive Officers (excluding any Director listed above)
Richard B. Barker	60,529		—
Blake A. Denton	15,719		—
Joey M. Kawaja	15,723		—
William E. Turcotte	25,387		—
All current directors and executive officers as a group (13 persons)	408,472		—%

(1)

Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed. Unless otherwise indicated, the address of each beneficial owner is 3rd Floor, 1 Ashley road, Altrincham, Cheshire, United Kingdom WA14 2DT.

(2)	The percent of class shown is less than one percent unless otherwise indicated.
(3)

Based solely on Schedule 13D filed with the SEC on October 13, 2022 by AMPH Invest A/S. Such filing indicates that AMPH Invest A/S has shared voting power and shared dispositive power with respect to 27,890,529 shares. The address for AMPH Invest A/S is Esplanaden 50, 1263 Copenhagen K, Denmark.

(4)

Based solely on the Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group. Such filing indicates that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 76,467 shares, sole dispositive power with respect to 7,665,448 shares and shared dispositive power with respect to 160,731 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of our shares to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of the shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the year ended December 31, 2022, one required report under Section 16(a) was not timely filed: Laura D. Campbell sold 4,440 shares on March 8, 2022, and the required Form 4 was filed on March 29, 2022. All other reports were timely filed.

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CD&A

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and decisions for our named executive officers (our “NEOs”) for the year ended December 31, 2022. Please refer to the “Explanatory Note” on page V of this proxy statement for information on our corporate history that is relevant to our corporate structure, our board composition and the compensation practices and decisions described in this proxy statement.

The 2022 compensation program and decisions described in this CD&A were determined by our compensation committee as it existed following our emergence from the Chapter 11 Cases on February 5, 2021 through the appointment of directors in connection with the Business Combination on September 30, 2022, which was comprised of the following three independent directors: Melanie M. Trent (Chair), Alan J. Hirshberg, and Charles M. Sledge. Our current compensation committee is comprised of the following three independent directors: Alan J. Hirshberg (Chair), Alastair Maxwell, and Charles M. Sledge.

While this CD&A focuses on compensation for the NEOs for 2022, as the last completed fiscal year, in accordance with the rules of the SEC, we also describe compensation actions effected after the end of the last completed fiscal year to the extent we believe such discussion enhances the understanding of our executive compensation disclosures and our executive compensation structure.

Our NEOs

When used in this CD&A, our NEOs consist of the persons listed in the table below.

Name	Title
Robert W. Eifler	President and Chief Executive Officer
Richard B. Barker	Senior Vice President and Chief Financial Officer
William E. Turcotte[1]	Senior Vice President, General Counsel and Corporate Secretary
Joey M. Kawaja	Senior Vice President, Operations
Blake A. Denton	Senior Vice President, Marketing and Contracts
1.

Mr. Turcotte will continue to serve in his current role until April 1, 2023, at which time he will transition out of his role and serve as Senior Advisor to the Chief Executive Officer through February 2024. See “Leadership Transition” below for further information.

Details regarding the compensation we provided to our NEOs during 2022 may be found in the tables and narrative sections following this CD&A, beginning on page 43 of this proxy statement.

Executive Summary

Highlights of a Company Transformed

Since emerging from bankruptcy on February 5, 2021, the Company’s strategy has been focused on driving shareholder returns, including through executing on inorganic growth opportunities. Among others, the Company’s highlights are:

•  Share price increase of 52% from our date of listing on the NYSE on June 9, 2021 through December 31, 2022. Share price increase of 180% from emergence from bankruptcy on February 5, 2021 (based on third-party implied market prices immediately prior to emergence) through December 31, 2022.

•  Cumulative total shareholder return (TSR) of 152.36 compared to 127.17 of the OSX peer group since our listing on the NYSE in mid-2021(1) and cumulative TSR of 280 compared to 168 of the OSX peer group, since our emergence from bankruptcy on February 5, 2021 (based on third-party implied market price of $13.46). (2)

•  Completed Business Combination with Maersk Drilling, joining two best-in-class operators with over 160 years of combined offshore drilling experience.

•  Completed acquisition of Pacific Drilling, increasing scale in the ultra-deepwater drillship market.

•  Completed divestiture of Saudi jackup fleet, significantly enhancing the balance sheet.

•  Leadership position in shareholder returns in the offshore drilling sector, with $96 million in share repurchases from November 2022 through January 2023, including the squeeze-out of Maersk Drilling

(1)	Reflects the period June 9, 2021 (the date of the Company’s listing on the NYSE following the Company’s emergence from bankruptcy) through December 31, 2022.
(2)	The peer group reflects the PHLX Oil Service Sector Index (OSX). Calculations are based on the value of an initial fixed investment of $100.

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Our executive compensation program includes a mix of fixed and variable pay with performance periods ranging from one to three years. Our Compensation Committee established performance metrics for our annual cash incentive program (“STIP”) and our long-term incentive program (“LTIP”) that align with the Company’s strategy and shareholder interests. The following table outlines the primary elements of our Compensation Committee’s executive compensation program, excluding benefits, for 2022:

	Element	Description and Metrics	Purpose

FIXED	Base Salary	Delivered in cash and evaluated each year based primarily on surveys and market data	Provide competitive pay to attract and retain our executive officers

VARIABLE	Annual Short Term Incentive Plan (“STIP”)	Delivered in cash and based on financial, safety, merger integration and ESG goals. See page 30.	Motivate and reward our executives to achieve key annual business objectives

	Time Vested Restricted Stock Units (“TVRSUs”)	Three-year ratable vest; target grant date value based primarily on surveys and market data	Align interests of executives with long-term stockholder value to support our growth strategy and drive long-term performance, particularly in a cyclical industry

	Performance Vested Restricted Stock Units (“PVRSUs”)	Three-year cliff vest payout based on a total shareholder return (“TSR”) matrix, merger integration goals and ESG goals. See page 34.

Our compensation committee delivers a substantial portion of target total direct compensation through variable and performance-based incentives that are at-risk. For 2022, 89% of our CEO’s and 79% of our other NEOs’ target total direct compensation was variable or at-risk.

Our CEO

11% Base Salary $800,000	12% Target STIP $880,000	31% TVRSUs $2,240,000	46% PVRSUs $3,360,000
89% Variable or At-Risk

Our NEOs

21% Base Salary	15% Target STIP	26% TVRSUs	38% PVRSUs
79% Variable or At-Risk

We follow certain simple foundational rules and best practices, and we strictly prohibit certain practices that do not meet our compensation standards. Notably, our executive compensation program contains shareholder-friendly features, including the following:

What We Do
✓ We pay for performance — at least 60% of all NEO annual equity awards and all STIP pay is contingent on attaining pre-established performance goals.
✓ We require executives to maintain significant stock ownership.
✓ We have a robust clawback provision enabling us to recoup previously paid cash and equity incentive compensation from our executive officers upon the occurrence of certain events.
✓ We consult with independent compensation consultants when designing our compensation program and setting target levels of compensation and performance.
✓ We prohibit pledging or hedging of Company shares.
✓ We require a double trigger for cash severance benefits upon a change of control.
✓ We prohibit repricing or buyout of underwater options.

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Shareholder Outreach Efforts

We are deeply committed to the interests of our shareholders and ensuring that we take those interests into account when making decisions for the Company. We engage in frequent discussions with our shareholders regarding a wide variety of topics, to fully understand and consider their input, suggestions, and concerns. Maintaining an active, open dialogue with our shareholders continues to be a top priority of the Board. Over the past year, these discussions have spanned a wide variety of topics, including merger-specific items and capital allocation strategy, the ongoing recovery in offshore drilling business fundamentals, and our strategy for growth and long-term value creation. Our shareholder outreach conversations also focused on the topic of Environmental, Social and Governance (“ESG”) and the actions the Company was taking to address this important component of our business strategy. Throughout 2022, the Company engaged shareholders through non-deal roadshows and investor conferences and on numerous individuals calls and meetings. Such shareholder engagement was further supported and enhanced by the Company welcoming a new Vice President of Investor Relations in August 2022.

As part of our commitment to shareholder outreach with respect to compensation, we maintained an active dialogue with our shareholders regarding our compensation program for several years. This dialogue, which was typically conducted by conference calls, was interactive and became an important source of investor feedback to our compensation committee. Typically, our Chair and members of management directly participated on these calls. Our typical shareholder outreach process followed a seasonal cycle and targeted our largest shareholders. Following emergence from bankruptcy in February 2021, we engaged our shareholders on the topic of compensation, governance, and other matters, generally; however, we did not host an annual general meeting of shareholders in 2021 or 2022. We intend to reimplement full shareholder outreach efforts with respect to executive compensation, consistent with our previous practice described above. We will report on our shareholder outreach efforts and their outcome in the proxy statement for the 2024 annual general meeting of shareholders.

For 2023, we expect to complete shareholder outreach with respect to compensation matters and ESG topics in line with the following calendar:

Details of Our Compensation Program

Our Compensation Philosophy and Objectives

We believe that strong corporate governance requires that our compensation program pays for performance and that it closely aligns our executives’ interests with those of our shareholders. We focus on compensation tied to key drivers of stock price performance to provide a clear link to enhanced shareholder value and further emphasize an appropriate balance of financial results, operational excellence, safety and sustainability. We place a majority of executive pay at risk and subject a substantial portion of our NEOs’ potential compensation to specific annual and long-term performance metrics intended to drive Company success.

Our executive compensation program reflects our philosophy that executive compensation should be structured to closely align each executive’s interests with the interests of our shareholders, emphasizing equity-based incentives and performance-based pay. The primary objectives of the Company’s compensation program are to:

•

support the Company’s strategy, including driving strong returns from our assets to deliver earnings and free cash flow and acquiring and integrating assets and companies, all to drive long-term shareholder value creation;

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•	attract, retain, and motivate key executives capable of managing a complex, global business in a challenging and cyclical industry, by providing market competitive total compensation opportunities;

•	emphasize a strong link between pay and performance with predefined short and long-term performance metrics that place the majority of total compensation at risk; and

•

align executive and shareholder interests by establishing market-relevant metrics, including focus on strategic ESG initiatives that drive shareholder value creation and address stakeholder expectations.

Consistent with this philosophy, we seek to provide a total compensation package for the NEOs that is competitive in respect of our Peer Group (as defined below) for a given year. A substantial portion of total compensation is subject to Company and individual performance and is subject to forfeiture. In designing these compensation packages, the compensation committee annually reviews each compensation component and compares its use and level to various internal and external performance standards and market reference points. In line with our compensation philosophy, on average, our NEOs target total cash compensation is positioned between the 25th and 50th percentiles of the Benchmark Peer Group (see below) and our NEO’s target long-term equity compensation is positioned between the 50th and 75th percentiles, demonstrating our commitment to linking NEO pay and long-term Company performance.

Below is an illustration of the target compensation mix for our CEO and other NEOs during 2022.

Components of our Compensation Program for our NEOs

The compensation program for our NEOs is designed to link pay with performance and consists of the following components:

•  Base pay. This fixed cash component of compensation provides executives with salary levels set to be competitive with our Benchmark Peer Group (as described below).

•  Annual short-term incentive compensation. This performance-based component of compensation is funded based on the achievement of short-term goals, each of which is relative to internal targets and is paid as an annual cash bonus through our short-term incentive plan (“STIP”).

•  Long-term incentive compensation. Our two components of long-term incentive pay as described below are used to further align management with shareholders:

•  Performance-based long-term incentive awards. We use performance-based restricted stock units (“PVRSUs”), that vest after three years and are determined based on the achievement of longer term shareholder return and strategic goals for the Company. PVRSUs represent 60% of the NEO equity awards.

•  Time-based long-term incentive awards. We use time vested restricted stock units (“TVRSUs”) that vest pro-rata over a three-year period. TVRSUs represent 40% of the NEO equity awards.

•  Benefits. The retirement and health benefits that are available to our NEOs are described below under “—How Compensation Components Are Determined—Retirement Benefits”.

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Board Process and Independent Review of Compensation Program

The compensation committee is responsible for determining the compensation of our directors and executive officers and for establishing, implementing, and monitoring adherence to our executive compensation philosophy. The compensation committee provides oversight on behalf of our Board in reviewing and administering the compensation programs, employee benefits, and the incentive and equity-based compensation plans. The compensation committee operates independently of management and receives compensation advice and data from outside independent advisors.

The compensation committee charter authorizes the committee to retain and terminate, as the committee deems necessary, independent advisors to provide advice and evaluation of the compensation of directors and executive officers, and other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee is further authorized to approve the fees and other engagement terms of any independent advisor that it retains.

Our compensation committee chose to engage Meridian Compensation Partners, LLC as its independent compensation consultant (the “compensation consultant” or “advisor”). The advisor did not provide any additional services to the Company or any of our affiliates during 2022. The compensation committee has reviewed the independence of the advisor as required by the NYSE rules and determined that the advisor is independent.

The compensation consultant reports to, and acts at the direction of, the compensation committee. The compensation consultant is independent of management, provides comparative market data regarding executive and director compensation to assist in establishing reference points for the principal components of compensation, and provides information regarding compensation trends in the general marketplace, best practices, compensation practices of the Peer Groups described below, and regulatory and compliance developments. The compensation consultant regularly participates in the meetings of the compensation committee as well as meets regularly with the compensation committee in executive session without management present.

In determining compensation for our CEO, the compensation committee evaluates and assesses the CEO’s performance related to leadership, financial and operating results, achievement of company objectives, and other considerations. The compensation consultant provides market information and perspectives on market-based adjustments, which are included in the compensation committee’s decision-making process. The compensation committee may incorporate these considerations, as well as compensation market information, into its adjustment decisions.

In determining compensation for executive officers other than our CEO, our CEO consults with the compensation consultant to review compensation market information and prior compensation decisions, and then recommends compensation adjustments to the compensation committee. Our CEO may attend compensation committee meetings at the request of the compensation committee, except when the compensation of our CEO is being discussed. The compensation committee reviews and approves all compensation for our NEOs and also recommends the compensation for our directors to the full Board.

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Peer Groups and Benchmarking

We compete for talent with employers across many different sectors around the world, but our primary competitive market consists of offshore drilling companies and oilfield services companies. In making compensation decisions for our NEOs, each element of their total direct compensation is compared against published compensation data and data provided by the compensation consultant. Data from peer companies plays an important role in the process used by the compensation committee to determine the design, components and award levels in our executive pay program. The peer companies are chosen in part because they operate in a similar industry, form an appropriate range of revenue and asset sizes, and have similar breadth, complexity and global scope. Our compensation committee views these peers as representative of the companies against which we compete for talent. The compensation committee conducts a review of our peer group every year in order to ensure that it remains appropriate.

2022 Benchmark Peer Group: Used as benchmark for comparing each component of compensation program in 2022:
Bristow Group Inc.	ChampionX Corporation	Core Laboratories N.V.
Helix Energy Solutions Group, Inc.	Helmerich & Payne, Inc.	MRC Global Inc.
Nabors Industries, Ltd.	NOV Inc.	Oceaneering International, Inc.
Patterson-UTI Energy, Inc.	Tidewater Inc.	Transocean Ltd.
Valaris plc	Weatherford International plc

2022 TSR Peer Group:
Used as the peer group for TSR calculations under our 2022 PVRSU awards:
Cactus, Inc.	Transocean Ltd.	Core Laboratories N.V.
ChampionX Corporation	Golar LNG Limited	Halliburton Company
Dril-Quip, Inc.	Liberty Oilfield Services Inc.	NOV Inc.
Helmerich & Payne, Inc.	Oil States International, Inc.	Schlumberger Limited
Oceaneering International, Inc.	USA Compression Partners, LP	Valaris plc

Benchmark Peer Group

The compensation committee benchmarks compensation of the NEOs to the compensation of individuals in like positions in the companies included in the Benchmark Peer Group. The compensation committee does not benchmark executive compensation to specific levels or percentiles of the Benchmark Peer Group, but instead endeavors to be competitive within the Benchmark Peer Group with respect to the various components and the aggregate level of compensation of officers in comparable positions. The compensation committee believes that this approach gives the committee the flexibility to respond to individual circumstances and offer competitive compensation packages to our executives. We have reassessed the composition of the Benchmark Peer Group following the Business Combination for compensation determinations in 2023.

TSR Peer Group

We use the TSR Peer Group to measure our relative total shareholder return (“TSR”) performance for the vesting of performance-based long-term equity incentives. Our TSR Peer Group is comprised of the constituents of the OSX index, plus Valaris plc, which is a direct competitor for investor capital. The compensation committee believes that the TSR Peer Group is an appropriate benchmark against which to measure the Company’s stock price performance in the complex and cyclical offshore drilling industry. The compensation committee intends to continue to review and assess the composition of the TSR Peer Group for future performance-based awards.

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How Compensation Components are Determined

Base Salary

Our philosophy is to ensure that base salaries are competitive with energy and general industry companies of roughly comparable size and are generally targeted at the middle range of the competitive market. Base salary levels of the NEOs were determined based on a combination of factors, including

•	our compensation philosophy;
•	market compensation data;
•	competition for key executive talent;
•	the NEO’s experience, leadership, and prior contribution to the Company’s success;
•	overall corporate financial performance;
•	business unit financial performance;
•	the Company’s overall annual budget for merit increases; and
•	the NEO’s individual performance in the prior year.

The compensation committee conducts an annual review of the base salaries of NEOs taking these factors into account, and the committee also reviews the base salaries at the time of any promotion or significant change in job responsibilities. Between 2021 and 2022, the compensation committee froze base salaries for Messrs. Eifler, Barker and Turcotte, and increased base salaries by approximately 13% for each of Mr. Kawaja and Mr. Denton.

Base salaries for our NEOs for 2022 are shown in the table below:

Name	2022 Base Salary

Robert W. Eifler	$800,000

Richard B. Barker	$475,000

William E. Turcotte	$470,000

Joey M. Kawaja	$375,000

Blake A. Denton	$340,000

Short-Term Incentive Plan (STIP)

Our STIP gives participants, including NEOs, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. Our executive annual incentive philosophy is to establish target award opportunities that are competitive with the energy and general industry peer groups and are generally targeted at the middle range of the competitive market, with an opportunity to achieve top quartile payouts for outstanding results or lower quartile payouts for below target results. STIP target award levels are developed based on a combination of factors, including

•	our compensation philosophy,
•	market compensation data,
•	competition for key executive talent,
•	the NEO’s experience, leadership, and prior contribution to the Company’s success,
•	the Company’s overall annual bonus pool, and
•	the NEO’s individual performance.

The success of the Company is tied to the achievement of key performance goals that are shown below, and the STIP is designed to reward executives for meeting these goals thereby driving the performance of the Company. Company performance determines the funding level of the total STIP bonus pool. Accordingly, if performance thresholds are not met, STIP awards will not be funded.

For 2022, targeted STIP compensation for our NEOs was as follows:

Name	2022 Target

Robert W. Eifler	110%

Richard B. Barker	90%

William E. Turcotte	70%

Joey M. Kawaja	60%

Blake A. Denton	60%

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STIP – 2022 Scorecard and Metrics

Pre-Business Combination STIP Scorecard. The components of the performance bonus, weighting factors, and target payment levels for corporate personnel, including NEOs, for the 2022 plan year are set forth in the table below:

Component of Performance Bonus	How Determined	Weighting of Component	2022 Target
Financial	Adjusted	35%	$89 million
Measure	Free Cash Flow

Financial	Contract Drilling	35%	28.30%
Measure	Margin less G&A

Safety	Total Recordable	10%	≤ 0.35 (measured
Performance	Incident Rate		pursuant to the
Measure	(“TRIR”)		guidelines set for by
			the International
			Association of
			Drilling Contractors
			“IADC”)
Environmental	Loss of Primary	10%	0.20
Stewardship	Containment
	(“LOPC”)
ESG	Strategic ESG Goals	10%	Committee
			Discretion

Post-Business Combination STIP Scorecard. Following the closing of the Business Combination, the performance measures originally adopted for the 2022 STIP were no longer as applicable to the combined company. Therefore, the compensation committee adopted new performance measures that would be applicable for the fourth quarter of 2022 for the combined company. The components of the performance bonus, weighting factors, and target, payment levels for corporate personnel, including NEOs, for the fourth quarter of the 2022 plan year are set forth in the table below:

Component of Performance Bonus	How Determined	Weighting of Component	Q4 2022 Target

Financial Measure	Adjusted EBITDA	25%	$168 million

Operational Measure	Unpaid downtime	25%	3%

Safety Performance Measure	TRIR	25%	≤ 0.41

Merger	Integration progress	25%	Committee’s discretion

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More on our 2022 STIP Metrics

Financial Metrics

The financial metrics selected by the compensation committee correlate to aspects of our business that drive shareholder value by enhancing the productivity and efficiency of the Company’s assets and their operation.

Free cash flow is defined as adjusted EBITDA minus capital expenditures, minus cash interest expense, minus cash taxes, plus or minus changes in working capital, and adjusted to exclude certain non-recurring items such as merger costs, is a focus area for our shareholders and free cash flow goals encourage our NEOs to sustainably return value to shareholders while making focused investments in future growth areas. Contract drilling margin is defined as contract drilling revenues less contract drilling costs less general and administrative expenses, divided by contract drilling revenues.

The compensation committee considers adjusted EBITDA to be a good indicator of the quality of our earnings. Investors and market analysts often value Noble by reference to a multiple of adjusted EBITDA, so this metric aligns our NEOs’ compensation to a key market valuation method. The Company’s adjusted EBITDA performance fell below threshold for the fourth quarter of 2022 as a result of multiple factors including but not limited to the mechanical incident regarding the Noble Regina Allen, stacking costs, and certain delays in rig contract commencements. Under our STIP, adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items, and certain adjustments.

Unpaid downtime directly impacts contract drilling revenues. Unpaid downtime for the fourth quarter of 2022 fell slightly below target due to, in part, the mechanical incident regarding the Noble Regina Allen.

Safety Performance and Environmental Stewardship Metrics

Safety and environmental stewardship are crucially important to the success of the Company. Our customers demand that we excel in both categories, and excellence in these areas has become a marketing and regulatory imperative. In addition, our compensation committee believes that safety and environmental stewardship are key components of operational excellence and discipline.

The compensation committee uses TRIR, a well-recognized measure of safety in the drilling industry, to assess the Company’s safety performance. TRIR measures the overall number of recordable incidents. In order to minimize TRIR, the Company must minimize rig incidents. The compensation committee chose the target and maximum metrics for TRIR based on a review of Company performance and industry data and believes the use of TRIR relative to industry performance is a rigorous measure of the Company’s safety performance, requiring the Company to maintain a very low rate of recordable incidents. The Company saw an increased TRIR, specifically in December 2022 due to a series of low-potential injuries and other personal injuries where the highest potential consequence was realized.

In addition to safety, one of the Company’s core values is environmental stewardship, and the Company is committed to protecting the environment. Each year, the compensation committee reviews the Company’s defined environmental objectives in support of outstanding environmental performance and continuous improvement, and for 2022 chose LOPC to focus on prevention of spills from fluid transfer events, both those contained on a rig and losses to sea.

Strategic ESG Goals

Our goals and environmental, social, and governance (ESG) metrics reflect a heightened commitment to thinking holistically about how our operations impact our various stakeholders, including our employees, our customers, our suppliers and the communities in which we operate. As a leading service provider to many of the world’s largest energy companies, ESG excellence is core to our competitive positioning in the market, as well as to our broader stakeholder alignment. For 2022, ESG was measured by the compensation committee based on, among other factors,: (i) 50% on workforce development in Guyana, with the goal of sponsoring four Guyanese nationals with academic scholarships toward a degree in either marine transportation or marine engineering from a maritime academy, and track their progress toward earning credentials needed to serve in a licensed marine position onboard Company drillships; and (ii) creating a framework to ensure reliable, accurate and transparent baseline data with respect to emission reductions.

Merger Integration

Following the transformational Business Combination, integration became vital to the Company’s business strategy with a goal to capture approximately $125 million of synergies within two years of closing. From October 3, 2022 through the end of the fourth quarter, the Company made significant integration accomplishments, including, but not limited to, the establishment and commencing of execution on functional integration roadmaps that create transparency and accountability, leadership meetings promoting culture and the alignment of priorities, employee engagement surveys, and the capture of targeted synergies allocated to the fourth quarter of 2022.

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STIP – 2022 Company Performance

The results and the calculation of the performance component for NEOs for Q1-Q3 of the 2022 plan year are set forth in the table below:

Component of Pre-Combination Performance Bonus	Actual Q1-Q3 2022 Results	Factor	Component Payout (Weighting X Factor)
Adjusted Free Cash Flow	$85mm1	0.95	0.33
Contact Drilling Margin Less G&A	29.60%	1.17	0.41
TRIR	0.39	0.6	0.06
Loss of Primary Containment	0.5	0.0	—
Strategic ESG Goals	Committee’s discretion	1.0	0.1
		Achievement factor	0.9
		As adjusted for partial year (X .75)	0.675

(1)	Calculated based on the estimated full year free cash flow after three quarters

The results and the calculation of the performance component for NEOs for Q4 of the 2022 plan year are set forth in the table below:

Component of Post-Combination Performance Bonus	Actual Q4 2022 Results	Factor	Component Payout (Weighting X Factor)
Adjusted EBITDA	$150mm	—	—
Unpaid downtime	3.62%	0.69	0.17
TRIR	0.46	—	—
Integration progress	Committee’s discretion	1.0	0.25
		Achievement factor	0.42
		As adjusted for partial year (X .25)	0.105

Aggregate 2022 STIP factor. The aggregate STIP factor for 2022 for our NEOs was the sum of the factors for Q1-Q3 2022 and for Q4 2022:

Q1-Q3 Performance Factor		Q4 2022 Performance Factor		Aggregate 2022 STIP Factor
0.675	+	0.105	=	0.78

For any individual, including our NEOs, the Company funding factor is multiplied by the applicable individual target award to calculate the performance bonus.

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STIP – 2022 Actual Payout

Name	2022 Salary	X	STIP Target	X	Award Factor (1)	2022 STIP
Robert W. Eifler	$800,000	X	110%	X	0.78	$686,400
Richard B. Barker	$475,000	X	90%	X	0.78	$333,450
William E. Turcotte	$470,000	X	70%	X	0.78	$256,620
Joey M. Kawaja	$375,000	X	60%	X	0.78	$175,500
Blake A. Denton	$340,000	X	60%	X	0.78	$159,120

(1) Award factor resulted in multiplier of 0.78 overall. Individual target performance bonuses may be adjusted upward or downward to reflect merit, individual and team performance and/or additional selected criteria, subject to the approval of the compensation committee. For 2022, the compensation committee did not make any such individual adjustments.

Long-Term Incentives

We believe it is important to reward executive officers and key employees who demonstrate superior performance in their current position, as well as the likelihood of high-level performance in the future, with long-term incentive compensation. Such long-term incentive compensation is consistent with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders. We believe that our executive officers should have an ongoing stake in the success of the Company through long-term stock ownership and compensation opportunities vesting over multiple years.

The value of long-term incentive compensation awards is determined annually based on the analysis of competitive data. This value is developed considering our objectives for this component of total compensation relative to the pay of the companies in the Benchmark Peer Group and is set to be competitive with the Benchmark Peer Group. Our policy is to establish long-term incentive award opportunities generally targeted at the middle range (the 50th-75th percentile) of the competitive peer group data, although individual award targets will vary based on role, experience and performance. In line with our compensation philosophy with respect to long-term incentive compensation, our compensation committee has determined that it is in the best interests of the company and its shareholders to position long-term incentive compensation more toward the higher end of this range at the current time to serve our goals of retaining and incentivizing our executive officers, given that targeted cash compensation is, on average, targeted at below the 50th percentile. Actual awards year to year may vary based on the compensation committee’s assessment of our performance over time and general sector performance. Our CEO recommends for consideration and approval by the compensation committee the total value of awards for all positions other than his own. The compensation committee determines the total award value for our CEO and, based in part on the CEO’s recommendations, for the other NEOs.

For 2022, grants of long-term incentive compensation to our NEOs were as follows:

Executive	PVRSU Target Value (1)	TVRSU Target Value (1)	Total Targeted LTIP (1)
Robert W. Eifler	$3,360,000	$2,240,000	$5,600,000
Richard B. Barker	$1,050,000	$700,000	$1,750,000
William E. Turcotte	$780,000	$520,000	$1,300,000
Joey M. Kawaja	$660,000	$440,000	$1,100,000
Blake A. Denton	$660,000	$440,000	$1,100,000

(1) For 2022 grants, fair market value was calculated using a 20 trading-day trailing volume-weighted average stock price of the Company’s common stock on the NYSE (“VWAP”).

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Performance-Vested Restricted Stock Units

For 2022, PVRSUs constituted 60% of the annual award value. They will vest based on the achievement of specified corporate performance criteria over a three-year performance cycle. Generally, the number of PVRSUs that will vest, if any, is determined after the end of the applicable performance period except for the metrics that were certified in connection with the Business Combination, as further described below. Any PVRSUs that do not vest are forfeited. Upon vesting, PVRSUs convert into unrestricted shares. In setting the target number of PVRSUs, the compensation committee takes into consideration

•	market data,
•	the award’s impact on total compensation,
•	the performance of the executive during the last completed year, and
•	the potential for further contributions by the executive in the future.

The compensation committee approved the target award levels in the tables below because it believes that if the Company performs at or above the mid-range relative to the companies in our Peer Group, compensation levels should be commensurate with this performance. If the Company performs below this level, our compensation levels should be lower than the mid-range. The maximum number of PVRSUs that can be awarded is 200% of the target award level.

The certified performance against the respective targets will determine the percentage of PVRSUs that will vest. In each case, the Company must exceed a threshold performance level in order for any of the PVRSUs to vest.

2022 PVRSU Performance Payout Scale

The performance payout scale in the table below is applicable to grants made in 2022 for the 2022-2024 performance cycle.

Goal	50% Threshold	100% Target	200% Maximum	Weighting
Total Shareholder Return (“TSR”) (1)	See matrix (1)	See matrix (1)	See matrix (1)	33.33%
Integration: Synergy Realization (2)	$75 mm	$125 mm	$175 mm	16.67%
Integration: Capital Structure (3)	Evolution to competitive capital structure			16.67%
Integration: Customer Satisfaction (4)	Results of Customer Satisfaction Surveys			16.67%
ESG Goals (5)	Development of an ESG platform and D&I goals			16.67%

(1)

TSR will be measured on a three-year cumulative performance period using the absolute TSR (“ATSR”) and relative TSR (“RTSR”) matrix shown below. For RTSR, companies in the OSX index plus Valaris plc will be used as a reasonable and objective peer group based upon our relative correlation with the members of the group. Starting and ending price will be calculated using the 20 trading-day VWAP.

ATSR CAGR	RTSR Percentile
	≤ 25th	25th < > 75th	≥75th
15%	100%	150%	200%
10%	75%	100%	150%
5%	50%	75%	100%
≤ 5%	0%	50%	75%

(2)	Synergy realization will be measured at the end of the performance period (December 31, 2024).
(3)

Capital structure is based on the evolution of the current capital structure to one that is competitive to appropriate peers on both a cost and structure basis and which will enable the ability to put in place a sustainable return of capital policy.

(4)

Customer satisfaction is based on a successful customer experience with the combined company as demonstrated by the results of customer satisfaction surveys conducted by the Company at an appropriate time after closing of the Business Combination to facilitate measurement.

(5)

ESG targets will be a two-year performance period measured by the Committee based (i) 50% on continued development of a sustainable environmental, social and governance platform, including development of Company ESG metrics and targets for long-term improvement, creating a framework and ensuring accurate date for emission reductions and related costs, and setting objective emissions, loss of containment and other goals to drive improvements, and (ii) 50% on workforce diversity and inclusion, with goals to increase hiring, training and promotion of nationals in each operating country and increase women and other underrepresented populations in our workforce.

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2021 PVRSU Performance Payout Scale

The performance payout scale in the table below is applicable to grants made in 2021 for the 2021-2023 performance cycle.

Goal	50% Threshold	100% Target	200% Maximum	Weighting
Absolute Total Shareholder Return (“TSR”) (1)	8%	12%	20%	50%
Strategic: Asset Growth (2)	Based on Increased Fleet Size			25%
Strategic: ESG Goals(3)	Development of an ESG platform and D&I goals			10%
Strategic: Cost Control (4)	Sustainable reduction to shore-based overhead /drilling rig			15%

(1)

The TSR performance measure will be measured for each year of the performance cycle and for the entire performance cycle as follows: (i) 20% weighting for each year of the performance cycle (2021, 2022 and 2023), and (ii) 40% based on TSR for the whole performance cycle (2021-2023). The beginning price for the 2021 performance cycle is $13.46, and the ending price for each year of the cycle shall be the 20-day VWAP for the last twenty trading days of each year.

(2)	Asset Growth is based on increasing the Company’s fleet size and closing on transactions that increase the Company’s market share, with an expectation of doubling the Company’s fleet size.
(3)

ESG Goals will be measured by the compensation committee based (i) 50% on continued development of a sustainable environmental, social and governance platform, including developing Company ESG metrics and targets for long-term improvement, creating a framework and ensuring accurate data to promote emission reductions and related costs, and setting objective emissions and loss of containment and other goals to drive Company improvements, and (ii) 50% on workforce diversity and inclusion, with goals to increase hiring, training and promotion of nationals in each operating country and increase women and other underrepresented populations in the Company’s workforce,

(4)	Cost Control is based on sustainable reductions to shore-based overhead per drilling rig and will be calculated excluding share-based compensation.

Certification of Performance Related to the Business Combination

Subsequent to the grant of PVRSUs in 2021, the Company entered into the definitive agreement for the Business Combination on November 10, 2021, and subsequent to the grant of PVRSUs in 2022, the Company closed the Business Combination on October 3, 2022. As a result of the closing of the Business Combination, the Company fundamentally changed such that certain of the performance metrics used for the PVRSU awards granted in 2021 and 2022 were no longer fit for their intended purpose. As a result of the Business Combination, the compensation committee believed it was in the best interests of the transformed Company and its shareholders to align the Legacy Noble management team with the welcomed new executive officers from legacy Maersk Drilling, and ensure the group was focused on integration and strategic, financial and operations goals applicable to the newly combined company. Certain performance metrics under the 2021 and 2022 PVRSUs therefore either no longer represented an alignment to these financial, operational, and strategic goals or had been substantially achieved.

Therefore, on September 30, 2022, the Merger Date, the compensation committee used discretion granted to it under the 2021 LTIP and the grant agreements for the respective PVRSUs to certify certain performance metrics relating to a portion of the outstanding PVRSUs (the “Lock-In Determinations”). Such shares attributable to the Lock-In Determinations (the “Earned PVRSUs”) will be subject to time vesting only and will vest, assuming the executive’s continuous employment with the Company through the vesting date, on the date that is three years from the date of initial grant. The remainder of the Company PVRSUs remain subject to the same performance-based metrics over a three-year performance cycle. The compensation committee believed these actions were in the best interests of the Company and its shareholders because the portions of the PVRSUs for which the committee certified performance would have no longer served their intended purposes of retention and incentivizing and rewarding performance following the closing of the Business Combination.

The compensation committee took the following actions with respect to the PVRSUs granted in 2021 and 2022:

Performance Metric	Committee Action	Certified Result
2021 PVRSUs
Absolute TSR	No Change	—
Asset Growth	Results Certified	200%
ESG Goals	Results Certified	75%
Cost Controls	Results Certified	100%
2022 PVRSUs
TSR	No Change	—
Merger Integration	No Change	—
ESG Goals	Results Certified	75%

36	2023 Proxy Statement Noble Corporation plc

CD&A

As a result of the compensation committee’s action to certify the performance for the PVRSUs based upon the changed circumstances of the Company, the following actions occurred with respect to LTIP granted to our NEOs:

2021 PVRSUs
Executive	# Earned PVRSUs	# PVRSUs subject to continuous performance (at Target)
Robert W. Eifler	542,954	374,451
Richard B. Barker	149,053	102,795
William E. Turcotte	115,557	79,695
Joey M. Kawaja	66,990	46,200
Blake A. Denton	66,990	46,200

2022 PVRSUs
Executive	# Earned PVRSUs	# PVRSUs subject to continuous performance (at Target)
Robert W. Eifler	16,219	108,104
Richard B. Barker	5,069	33,783
William E. Turcotte	3,765	25,096
Joey M. Kawaja	3,186	21,235
Blake A. Denton	3,186	21,235

2021 Emergence Grants

As is customary market practice to entice and retain management to stay with a restructured company, Legacy Noble negotiated and agreed with its creditors during the bankruptcy process certain aspects of executive compensation to be effective upon emergence. Among these items were the allocation of shares reserved for the Company’s post-emergence LTIP, the percentage of such shares that would be awarded in the first year after emergence, and the allocation of such shares that would be awarded as time vested awards in the first year. The creditors agreed to allocate 10% of the fully diluted shares of the Company to the LTIP and to allow an award of 40% of such shares in the first year, with 40% of such shares represented by time vested equity awards, each of which was based on market comparables. New employment agreements for the NEOs were also negotiated with the creditors.

We believe an understanding of the compensation decisions we made as we were preparing to exit bankruptcy in 2021 is necessary to understand the 2021 PVRSUs. The unusual circumstance of a company exiting bankruptcy resulted in compensation decisions for our NEOs that are not representative of our typical compensation program.

Following the Emergence Date, the compensation committee, following the agreed parameters from creditors as described above, approved the Noble Corporation 2021 Long-Term Incentive Plan (the “2021 LTIP”) and approved equity grants (the “Emergence Grants”) under the 2021 LTIP to selected members of the Company’s senior management, including each of the NEOs. The compensation committee based its decision to approve the Emergence Grants on a review of market practices for companies following emergence from Chapter 11, and to serve the following objectives:

•	strengthen alignment with the interests of our new shareholders;
•	support a strong performance-based culture; and
•	enhance the ability to retain key talent through the post-emergence period.

These awards were granted in the form of 40% time-vested RSU’s TVRSUs and 60% PVRSUs. The Emergence Grant equity awards were made using a price per share of $13.46 based on third-party implied market prices immediately prior to emergence, and in consultation with our creditors.

2023 LTIP Plan Design

In 2023, the compensation committee awarded grants of PVRSUs and TVRSUs to our NEOs, maintaining the same 60%/40% split as adhered to in 2022. The PVRSUs for the 2023-2025 performance cycle are based on (1) a relative and absolute TSR matrix, (2) merger synergy realization, (3) average annual free cash flow per share, (4) total fleet utilization relative to peers, and (5) absolute ESG goals. For 2023, PVRSUs accounted for approximately 45%, and TVRSUs account for approximately 30%, of total target compensation for our CEO.

Noble Corporation plc 2023 Proxy Statement	37

CD&A

Time-Vested Restricted Stock Units

TVRSU’s comprised 40% of the annual LTIP grant to our NEOs in 2022 and 2021. TVRSUs vest ratably over a three-year period commencing on the award date. Upon vesting, TVRSUs convert automatically into unrestricted shares. Our compensation committee believes that TVRSUs remain an important element of compensation as they

•	promote retention,
•	reward individual and team achievement, and
•	align executives with the interests of shareholders.

Moreover, while TVRSUs are not earned based on performance criteria, the compensation committee believes that, because the ultimate value of the awards is linked directly to the performance of our stock over time, TVRSUs also act to support management performance.

Retirement Benefits

We offer retirement programs that are intended to supplement the personal savings and social security for covered officers and other employees. The programs include the Noble Services Company LLC 401(k) and Profit Sharing Plan, the Noble Services Company LLC Salaried Employees’ Retirement Plan, and the Noble Services Company LLC Retirement Restoration Plan.

The Company believes that the retirement programs described below assist the Company in maintaining a competitive position in attracting and retaining officers and other employees. A description of these plans, including eligibility and limits, is set forth in the following table.

Plan	Description & Eligibility	Benefits & Vesting
401(k) and Profit Sharing Plan	Qualified defined contribution plan that enables qualified employees, including NEOs, to save for retirement through a tax-advantaged combination of employee and Company contributions.	The Company makes contributions at the rate of $0.70 to $1.00 per $1.00 (up to 6% of base pay) depending on years of service. The Company did not make an annual discretionary profit sharing contribution for 2022.
Salaried Employees’ Retirement Plan	Qualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.	Benefits are determined by years of service and average monthly compensation near retirement. The plan was amended effective December 31, 2016 to cease future benefit accruals.
Retirement Restoration Plan	Unfunded, nonqualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.

Eligible compensation in excess of Internal Revenue Service (“IRS”) annual compensation limit for a given year is considered in the Retirement Restoration Plan. The plan was amended effective December 31, 2016 to cease future benefit accruals.

Other Benefits and Perquisites

The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including NEOs, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company provides only minimal perquisites and other personal benefits to NEOs. The Company and the compensation committee believe these are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for NEOs for the year ended December 31, 2022, are included in the All Other Compensation column of the Summary Compensation Table.

38	2023 Proxy Statement Noble Corporation plc

CD&A

Share Ownership Policy and Holding Requirements

The Board of Directors has adopted a share ownership policy applicable to our officers and directors, including our NEOs. The share ownership policy requires covered persons to hold shares with an aggregate value in excess of specified multiples of their base salary or annual salary or retainer as set forth below. No sale should be made until the holding requirement is met, and the requirement must be met before and after each sale of stock.

Position	Minimum Ownership Thresholds
Chief Executive Officer	6.0 Times Then-Current Base Salary
Senior Vice President	3.0 Times Then-Current Base Salary
Vice President	1.0 Times Then-Current Base Salary
Non-Executive Director	5.0 Times Then-Current Annual Retainer

Hedging and Pledging; Securities Trading Policy

Our stock trading policy prohibits the purchase by our directors or executive officers of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of the Company held, directly or indirectly, by any director or executive officer. Our stock trading policy prohibits pledging of any Company stock as security by our directors or executive officers. Our stock trading policy prohibits the establishment or use of a margin account with a broker-dealer for the purpose of buying or selling securities of the Company.

The Company’s policy on trading in Company shares also prohibits directors, officers, employees and agents from purchasing or selling Company securities while in possession of any material information about the Company or its operations that has not been publicly disclosed. As such, and in addition to our pre-clearance procedures, directors, officers and certain designated employees and consultants are prohibited from buying or selling Company securities during our quarterly blackout periods (which prohibit trading in our shares during the period around the end of our quarterly reporting periods until we have announced our results and the market has had an appropriate amount of time to incorporate the performance information in our stock price) and during certain situation-specific blackout periods in which developments known to the Company have not yet been disclosed to the public. However, the Company does permit directors, officers or employees to enter into Rule 10b5-1 sales or purchase plans in accordance with SEC regulations and our pre-clearance procedures if they so desire.

The Company’s practice has been to award restricted shares or restricted stock units to new executives contemporaneously with their hire date and annually to current executives following the first quarter regularly-scheduled meeting of the compensation committee.

Clawback Provisions

Current Policy

The Company’s current clawback policy provides that at any time there is a material and negative restatement of the Company’s reported financial results, the cash and equity incentive compensation awarded or paid to any executive officer during the previous three years would be subject to recoupment, if the Board determines that the executive officer’s intentional misconduct or gross negligence materially contributed to such restatement. Base salary is not subject to clawback under this policy.

Proposed Policy

On November 28, 2022, the SEC published final rules which require each issuer to adopt a clawback policy providing for recovery of incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. Erroneous payments must be recovered even if there was no misconduct or failure of oversight on the part an individual executive officer.

The new rules will take effect once the NYSE has proposed listing standards implementing the rules and the NYSE rules have been approved by the SEC. In anticipation of these new rules, our Board of Directors has adopted a revised clawback

Noble Corporation plc 2023 Proxy Statement	39

CD&A

policy subject to the implementation of final rules, which will meet the new requirements. Assuming there are no substantive changes to the proposed rules from the NYSE, our new clawback policy will take effect upon the approval of the NYSE’s listing standards by the SEC.

Employment Agreements

In connection with our emergence from the Chapter 11 Cases, we entered into employment agreements with certain of officers, including our NEOs. Messrs. Eifler, Barker, Turcotte, Kawaja and Denton are each party to an employment agreement with the Company, each effective as of February 5, 2021 (the “Employment Date”). Each employment agreement has a term commencing on the Employment Date and ending on the third anniversary of such date unless earlier terminated in accordance with its terms; provided, however, that on such third anniversary and on each annual anniversary thereafter, the employment term will be automatically extended for an additional year, unless at least 90 days prior to such anniversary either party gives notice that the employment term shall not be so extended.

Pursuant to the employment agreements, each executive will be paid (i) an annual base salary, subject to increases as provided from the Board of Directors from time to time; (ii) an annual bonus; and (iii) standard employee benefits, including vacation, sick leave and other benefits consistent with company policies. The executives will be reimbursed for reasonable expenses incurred in the performance of services under their respective employment agreements, including, but not limited to, travel expenses. Each employment agreement contains confidentiality, non-solicitation and cooperation provisions. Mr. Eifler’s employment agreement also includes a 12-month non-competition provision.

In the event any of Messrs. Eifler, Barker or Turcotte are terminated without cause or resign for good reason, they are entitled to a severance payment equal to (i) 24 months of their annual base salary and annual target bonus, (ii) the cost of 18 months of COBRA continuation coverage, (iii) the annual bonus for the previous year, to the extent not yet paid, (iv) a pro rata bonus for the year of separation, and (v) six months of outplacement services. If their termination without cause or resignation for good reason occurs in connection with a change in control, then they are entitled to an additional 12 months of annual base salary and annual target bonus. In exchange for receiving severance, whether or not in connection with a change of control, the executives must sign a release agreement and be subject to certain restrictive covenants, including 12 months of not soliciting business from the Company or its affiliates’ customers and 24 months of not soliciting any other employees to leave the Company or its affiliates. Mr. Eifler’s 12-month non-competition restriction prohibits him from providing certain services to, or in any way engaging in, any business which is primarily engaged in contract drilling services for offshore oil and gas wells and that competes with the Company or its affiliates anywhere in the world.

In the event any of Messrs. Kawaja or Denton are terminated without cause, they are entitled to a severance payment equal to (i) six months of their annual base salary and fifty percent of their annual target bonus, (ii) the cost of 18 months of COBRA continuation coverage, (iii) the annual bonus for the previous year, to the extent not yet paid (iv) a pro rata bonus for the year of separation, and (v) six months of outplacement services. If their termination without cause occurs in connection with a change in control, or if they resign for good reason in connection with a change in control, they will receive the benefits listed above, except that instead of receiving six months of their annual base salary and fifty percent of their annual target bonus, they will receive 12 months of annual base salary and their full annual target bonus. In exchange for receiving severance, whether or not in connection with a change of control, the executives must sign a release agreement and be subject to certain restrictive covenants, including 12 months of not soliciting business from the Company or its affiliates customers and 24 months of not soliciting any other employees to leave the Company or its affiliates.

In the event any of the executives’ employment is terminated as a result of their death or disability, they are entitled to the annual bonus for the previous year, to the extent not yet paid, and vested amounts or benefits under any plan, program, or agreement.

Additionally, the employment agreements provide that if any portion of the payments or benefits provided in connection with a change in control (whether or not pursuant to an employment agreement) becomes subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments and benefits will be reduced to the extent such reduction would result in a greater after-tax benefit to the executive.

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CD&A

Leadership Transition

As part of the transition of his role following the completion of the Maersk Drilling transaction and the subsequent integration with the Company, Mr. Turcotte’s role will be restructured as of April 1, 2023 so that his scope of responsibilities and title will change from Senior Vice President, General Counsel and Corporate Secretary to Senior Advisor to the Chief Executive Officer. Such a change in his title and responsibilities may have permitted Mr. Turcotte to separate from the Company for “Good Reason” under the terms of his Employment Agreement and receive the severance benefits set forth therein. However, to retain Mr. Turcotte for a prudent transition period for the transition of his current role and given his involvement in certain critical matters for the Company, the Company and Mr. Turcotte entered into an agreement pursuant to which, among other things, Mr. Turcotte agreed to continue to work at the Company in his new role until February 2024, at which time he will retire from the Company. He also agreed not to invoke “Good Reason” to terminate the position sooner and will receive upon his separation from the Company certain severance benefits that he would have received under his employment agreement had he initially terminated for “Good Reason.” Mr. Turcotte will be required to execute a general release and waiver in favor of the Company upon his separation and did not receive an equity grant in 2023.

Until the separation date, Mr. Turcotte will continue to receive his current base salary and continue to participate in the Company’s benefit plans. Subject to his continued employment through the end of the transition period, Mr. Turcotte will receive the following payments and benefits: (i) two (2) times the sum of (A) his base salary and (B) his target annual bonus (calculated as 70% of his annual base salary), (ii) an amount equal to eighteen (18) multiplied by the amount of the monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for Mr. Turcotte (and his covered dependents, if applicable) under the group health plan of the Company and (iii) his annual bonus for calendar year 2023, based on actual performance of his duties as determined in the Company’s sole good faith discretion. Mr. Turcotte is also eligible for reimbursement of expenses relating to outplacement services, up to $50,000, and his then-outstanding restricted stock units, to the extent unvested, will accelerate and become fully vested (with, in the case of awards which vest based on the achievement of specified performance metrics, performance deemed achieved at the “target” level, other than with respect to performance metrics for which performance has previously been determined).

Mr. Turcotte will be succeeded in his current role by Jennie P. Howard, the current Vice President, Associate General Counsel, and Assistant Corporate Secretary.

Impact of Accounting and Tax Treatments of Compensation

As a result of tax reform that became effective on January 1, 2018, future grants of performance awards no longer qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code limits the annual tax deduction to US $1 million for compensation paid by a publicly held company to its chief executive officer, its chief financial officer, and each of the company’s three other most highly compensated named executive officers. Although the deductibility of compensation is a consideration evaluated by the compensation committee, the compensation committee believes that the lost deduction on compensation payable in excess of the US $1 million limitation is not material relative to the benefit of being able to attract and retain talented management. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of us and our shareholders. Accordingly, the compensation committee will continue to retain the discretion to pay compensation that is subject to the US $1 million deductibility limit.

Compensation Committee Interlocks and Insider Participation

Prior to the Effective Date of the Business Combination, our compensation committee was comprised of Ms. Trent, Chair, Mr. Hirshberg and Mr. Sledge, and after the Closing Date, our committee was comprised of Mr. Hirshberg, Chair, Mr. Maxwell, and Mr. Sledge. All of the directors who served as members of the compensation committee during 2022 were independent. None of the members of the compensation committee is or has been an executive officer of the Company. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the compensation committee during 2022.

Noble Corporation plc 2023 Proxy Statement	41

Compensation Info.

Compensation Committee Report

The compensation committee’s primary task is to assist the Board in reviewing and setting executive officer and employee compensation, benefits and incentive and equity-based compensation plans. The compensation committee also assists in the preparation and review of the Compensation Discussion and Analysis, which sets out the compensation philosophy and describes how compensation decisions support and implement our philosophy. The compensation committee consists entirely of independent directors and operates independently of management in consultation with its compensation consultant.

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

COMPENSATION COMMITTEE

Alan J. Hirshberg, Chair

Alastair Maxwell

Charles M. Sledge

March 23, 2023

42	2023 Proxy Statement Noble Corporation plc

Compensation Info.

2022 Compensation Information

The following table sets forth the compensation of our NEOs during 2022 pursuant to the applicable rules of the SEC.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock awards ($) (2)	Option awards ($)	Non-equity incentive plan compensation ($) (3)	Change in pension value and nonqualified deferred compensation earnings ($) (4, 6)	All other compensation ($) (5)	Total ($)
Robert W. Eifler, President & CEO
	2022	$800,000	—	$6,851,915	—	$686,400	—	$36,152	$8,374,467
	2021	$784,375	—	$23,298,341	—	$1,179,200	—	$8,600	$25,270,516
	2020	$360,417	$1,545,200	$1,114,516	—	$1,637,700	—	$24,336	$4,882,286
Richard B. Barker, Senior VP & CFO
	2022	$475,000	—	$2,141,258	—	$333,450	—	$30,507	$2,980,215
	2021	$475,000	—	$6,395,905	—	$477,375	—	$5,888	$7,354,168
	2020	$360,361	$1,630,000	$180,000	—	$686,250	—	$2,975	$2,859,586
William E. Turcotte, Senior VP, General Counsel & Corporate Secretary
	2022	$470,000	—	$1,590,644	—	$256,620	—	$11,423	$2,328,686
	2021	$470,000	—	$4,958,623	—	$440,860	—	$6,687	$5,876,170
	2020	$470,000	$1,195,000	$440,323	—	$604,000	—	$21,498	$2,730,821
Joey M. Kawaja, Vice President of Operations
	2022	$341,000	—	$1,345,936	—	$175,500	—	$30,110	$1,892,546
	2021	$330,000	—	$2,874,564	—	$265,320	—	$8,870	$3,478,754
	2020	$280,167	$323,775	$110,081	—	$188,025	90,760	$14,003	$1,006,811
Blake A. Denton, Vice President, Marketing and Contracts
	2022	$309,778	—	$1,345,936	—	$159,120	—	$30,543	$1,845,376
	2021	$300,000	—	$2,874,564	—	$241,200	—	$8,333	$3,424,097

(1)	The cash performance bonuses awarded under the STIP are disclosed in the Non-Equity Incentive Plan column.

(2)

Represents the grant date fair value of the awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. With respect to PVRSUs, amounts are based on target achievement level of the underlying performance conditions as of the grant date. The value of TVRSUs is based on the closing price on the grant date (2022: $25.57) and the value of PVRSUs is based on a Monte Carlo grant valuation (2022: $35.77).

(3)	The cash performance bonuses awarded under the STIP.

(4)

The amounts in this column represent the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the Noble Services Company LLC Salaried Employees’ Retirement Plan and the Noble Services Company LLC Retirement Restoration Plan for the year. There are no deferred compensation earnings reported in this column, as the Company’s nonqualified deferred compensation plans do not provide above-market or preferential earnings on deferred compensation.

(5)

The amount in the All Other Compensation column includes Company contributions to the Noble Services Company LLC 401(k) and Profit Sharing Plan (the “Company 401(k) Contributions”) and premiums paid by the Company for life, AD&D, long term disability, and business travel and accident insurance. The Company 401(k) Contributions for 2022, 2021 and 2020, respectively for (1) Mr. Eifler were $8,000, $4,000 $13,897, (2) Mr. Barker were $5,704, $2,951 and $1,166, (3) Mr. Turcotte were $6,463, $3,525 and $17,350, (4) Mr. Kawaja were $6,338, $5,775 and $11,908 and (5) Mr. Denton were $7,000 for 2022 and $5,250 for 2021.

(6)

Pension and nonqualified deferred compensation accounts incurred losses during 2022 as follows: Mr. Kawaja – ($177,821). In accordance with Securities and Exchange Commission guidelines, if the change in pension value is negative, it is not shown in the table above.

Noble Corporation plc 2023 Proxy Statement	43

Compensation Info.

The table below includes STIP and LTIP awards made in 2022 to each of the NEOs. For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis — How Compensation Components Are Determined.”

Grants of Plan-Based Awards
		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)(5)			All other stock awards: Number of shares of stock or units (#) (3)(5)	Grant date fair value of stock and option awards ($) (4)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert W. Eifler		440,000	880,000	1,760,000	—	—	—	—	—
	2/3/2022	—	—	—	64,865	129,730	259,460	—	4,640,442
	2/3/2022	—	—	—	—	—	—	86,487	2,211,473
Richard B. Barker		213,750	427,500	855,000	—	—	—	—	—
	2/3/2022	—	—	—	20,271	40,541	81,082	—	1,450,152
	2/3/2022	—	—	—	—	—	—	27,028	691,106
William E.Turcotte		164,500	329,000	658,000	—	—	—	—	—
	2/3/2022	—	—	—	15,058	30,116	60,232	—	1,077,249
	2/3/2022	—	—	—	—	—	—	20,078	513,394
Joey M. Kawaja		112,500	225,000	450,000	—	—	—	—	—
	2/3/2022	—	—	—	12,742	25,483	50,966	—	911,527
	2/3/2022	—	—	—	—	—	—	16,989	434,409
Blake A. Denton		102,000	204,000	408,000	—	—	—	—	—
	2/3/2022	—	—	—	12,742	25,483	50,966	—	911,527
	2/3/2022	—	—	—	—	—	—	16,989	434,409

(1)

Represents the grants under the STIP. The amount actually awarded to the NEOs under the STIP is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Threshold equals 50% of target and maximum equals 200% of target.

(2)

Represents the number of PVRSUs awarded during the year ended December 31, 2022 under the 2021 Noble Corporation Long-Term Incentive Plan (“2021 LTIP”). Threshold equals 50% of target and maximum equals 200% of target.

(3)

Represents the number of TVRSUs awarded during the year ended December 31, 2022 under the 2021 LTIP. TVRSUs vest over three years, with one-third vesting per year on each anniversary of the grant date.

(4)

Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. This differs from the targeted total value of the equity awards approved by the compensation committee as our compensation committee determined fair market value for the 2022 grants based on a 20 trading-day VWAP. The value of TVRSUs is based on the closing price on the grant date ($25.57) and the value of PVRSUs is based on a Monte Carlo grant valuation ($35.77).

(5)

For narrative disclosure regarding the material terms of the awards, including a description of the performance conditions to be applied in determining the amounts payable, and the vesting schedule, please refer to “Compensation Discussion and Analysis”.

44	2023 Proxy Statement Noble Corporation plc

Compensation Info.

The following table outlines all outstanding equity awards at December 31, 2022 held by the NEOs. For a description of the key decisions made in relation to equity awards granted prior to 2022, see “Compensation Discussion and Analysis — Long-Term Incentives.”

Outstanding Equity Awards at Fiscal Year-End
	Stock Awards
Name	Number of Shares or Units that have not vested (#)		Market value of Shares or Units of Stock that have not vested ($) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(#) (3)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($) (4)
Robert W. Eifler	419,332	(1)	15,813,010	—		—
	559,173	(5)	21,086,414	482,554	(5)	18,197,111
Richard B. Barker	118,401	(1)	4,464,902	—		—
	154,122	(5)	5,811,941	136,578	(5)	5,150,356
William E. Turcotte	90,918	(1)	3,428,518	—		—
	119,323	(5)	4,499,670	104,791	(5)	3,951,669
Joey M. Kawaja	58,056	(1)	2,189,292	—		—
	70,176	(5)	2,646,337	67,435	(5)	2,542,974
Blake A. Denton	58,056	(1)	2,189,292	—		—
	70,176	(5)	2,646,337	67,435	(5)	2,542,974

(1)	The vesting dates of the TVRSUs that have not vested are as follows:

		Robert W. Eifler	Richard B. Barker	William E. Turcotte	Joey M. Kawaja	Blake A. Denton
Grant date	Vest date	Shares subject to the grant
2/19/2021	2/5/2023	166,423	45,687	35,420	20,533	20,533
	2/5/2024	166,423	45,687	35,420	20,533	20,533
2/3/2022	2/3/2023	28,829	9,009	6,693	5,663	5,663
	2/3/2024	28,829	9,009	6,693	5,663	5,663
	2/3/2025	28,829	9,009	6,693	5,663	5,663

(2)	The market value of TVRSUs is calculated based on the closing price of our common stock on December 30, 2022, the last trading day of the year, which was $37.71.

(3)	The number of PVRSUs reported in this column and the payout value calculated in the column to the right are based on the achievement of target performance levels.

(4)	The market value of unearned PVRSUs is calculated based on the closing price of our common stock on December 30, 2022, the last trading day of the year, which was $37.71.

(5)

On September 30, 2022, the Merger Date, the compensation committee used discretion granted to it under the 2021 LTIP and the grant agreements for the respective PVRSUs to certify certain performance metrics relating to a portion of the outstanding PVRSUs (the “Lock-In Determinations”). Such shares attributable to the Lock-In Determinations (the “Earned PVRSUs”) will be subject to time vesting only and will vest, assuming the executive’s continuous employment with the Company through the vesting date, on the date that is three years from the date of initial grant. The remainder of the Company PVRSUs remain subject to the same performance-based metrics over a three-year performance cycle. See Compensation Discussions and Analysis for further details.

Noble Corporation plc 2023 Proxy Statement	45

Compensation Info.

Stock Vested

The following table sets forth certain information about the amounts received upon the vesting of restricted stock units during the year ended December 31, 2022 for each of the NEOs on an aggregated basis. As noted above, for a description of the key decisions made in relation to equity awards granted prior to 2022, see “Compensation Discussion and Analysis — Long-Term Incentives.”

	Stock awards

(1)  These shares consist of the vesting of one-third of the TVRSUs granted in February 2021.

(2)  The value realized on vesting is calculated based on the average of the high and low price of our common stock on the last trading day before the vesting date February 5, 2022, which was $26.355.

Name	Number of shares acquired on vesting(#) (1)	Value realized on vesting($) (2)
Robert W. Eifler	166,423	4,386,078
Richard B. Barker	45,687	1,204,081
William E. Turcotte	35,420	933,494
Joey M. Kawaja	20,533	541,147
Blake A. Denton	20,533	541,147

Pension Benefits

The following table sets forth certain information about retirement payments and benefits under Noble’s defined benefit plans for each of the NEOs that are participants in the Noble Services Company LLC Salaried Employees’ Retirement Plan and the Noble Services Company LLC Retirement Restoration Plan.

Name	Plan name	Number of Years Credited Service(#) (1)	Present Value of Accumulated Benefit($) (1)(2)	Payments During Last Fiscal Year($)

(1)  Computed as of December 31, 2022, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements and notes thereto included in the Original Filing.

(2)  For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Services Company LLC. Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 15 to our audited consolidated financial statements in Annual Report on Form 10-K for the year ended December 31, 2022.

Joey M. Kawaja	Salaried Employees Retirement Plan	18.5	227,032	—

Noble Services Company LLC Salaried Employees’ Retirement Plan.

Under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, which became the Noble Services Company LLC Employees’ Retirement Plan effective January 1, 2021, the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees, but excludes employees hired after July 31, 2004. The normal retirement pension accrued under the plan is in the form of an annuity that provides for a payment of a level monthly retirement income to the participant for life with certain survivor benefits as defined in the plan.

The benefit under the plan is equal to one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the Code, in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).

The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 consecutive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program and stock options and SARs).

46	2023 Proxy Statement Noble Corporation plc

Compensation Info.

Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant on or before January 1, 1986, when he or she has completed 20 years of covered employment). The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences being paid.

Employees accrue no future benefits under the plans after December 31, 2016.

Nonqualified Deferred Compensation

The following table sets forth certain information as of December 31, 2022 for the NEOs who were participants in the Noble Services Company LLC 401(k) Savings Restoration Plan, which was terminated in 2022 and balances were paid out.

Name	Executive contributions in last FY ($)	Company contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Robert W. Eifler	—	—	19,461	123,397	—
Richard B. Barker	—	—	—	—	—
William E. Turcotte	—	—	—	—	—
Joey M. Kawaja	—	—	—	—	—
Blake A. Denton	—	—	192	1,476	—

Noble Services Company LLC 2009 401(k) Savings Restoration Plan.

The Noble Services Company LLC 2009 401(k) Savings Restoration Plan was a nonqualified, unfunded employee benefit plans. Under the plan, certain specified employees of the Company and its subsidiaries could elect to defer compensation in excess of amounts deferrable under the Noble Services Company LLC 401(k) and Profit Sharing Plan and, subject to certain limitations specified in the plan, could receive employer matching contributions in cash. The employer matching amount was determined in the same manner as are employer matching contributions under the Noble Services Company LLC 401(k) and Profit Sharing Plan. The plan was terminated in 2022 and balances were distributed.

Noble Corporation plc 2023 Proxy Statement	47

Compensation Info.

Potential Payments on Termination or Change of Control

Employment Agreements

We entered employment agreements with our NEOs, described in the Compensation Discussion and Analysis in the “Employment Agreements” section, upon our emergence from the Chapter 11 Cases. The employment agreements provide that if any portion of the payments or benefits provided in connection with a change in control (whether or not pursuant to an employment agreement) becomes subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments and benefits will be reduced to the extent such reduction would result in a greater after-tax benefit to the executive. None of our NEOs would be subject to a reduction based on the assumptions in the table below.

The table below sets forth the potential payments to our named executive officers if their employment with the Company had terminated or a change in control had occurred, in each case, as of December 30, 2022, the last business day of the year.

	Termination event
NEO	Death or Disability	Retirement	Termination without “Cause” (1)	Resignation for “Good Reason” (2)	Termination without “Cause” or for “Good Reason” following a “Change in Control” (3)
Robert W. Eifler
Severance payment (4)(5)	—	—	$3,360,000	$3,360,000	$5,040,000
Pro rata bonus (6)	$686,400	—	$686,400	$686,400	$686,400
Welfare benefit continuation (7)	—	—	$37,710	$37,710	$37,710
Outplacement services (8)	—	—	$50,000	$50,000	$50,000
Accelerated vesting of equity awards (9)	$43,866,174	—	$58,369,993	$58,369,993	$61,450,836
Richard B. Barker
Severance payment (4)(5)	—	—	$1,805,000	$1,805,000	$2,707,500
Pro rata bonus (6)	$333,450	—	$333,450	$333,450	$333,450
Welfare benefit continuation (7)	—	—	$37,710	$37,710	$37,710
Outplacement services (8)	—	—	$50,000	$50,000	$50,000
Accelerated vesting of equity awards (9)	$12,227,160	—	$12,227,160	$12,227,160	$16,977,728
William E. Turcotte
Severance payment (4)(5)	—	—	$1,598,000	$1,598,000	$2,397,000
Pro rata bonus (6)	$256,620	—	$256,620	$256,620	$256,620
Welfare benefit continuation (7)	—	—	—	—	—
Outplacement services (8)	—	—	$50,000	$50,000	$50,000
Accelerated vesting of equity awards (9)	$9,430,159	$9,430,159	$9,430,159	$9,430,159	$13,081,963
Joey M. Kawaja
Severance payment (10)(11)	—	—	$300,000	$300,000	$600,000
Pro rata bonus (6)	$175,500	—	$175,500	$175,500	$175,500
Welfare benefit continuation (7)	—	—	$37,710	$37,710	$37,710
Outplacement services (8)	—	—	$50,000	$50,000	$50,000
Accelerated vesting of equity awards (9)	$5,767,930	—	$5,767,930	$5,767,930	$8,075,483
Blake A. Denton
Severance payment (10)(11)	—	—	$272,000	$272,000	$544,000
Pro rata bonus (6)	$159,120	—	$159,120	$159,120	$159,120
Welfare benefit continuation (7)	—	—	$37,710	$37,710	$37,710
Outplacement services (8)	—	—	$50,000	$50,000	$50,000
Accelerated vesting of equity awards (9)	$5,767,930	—	$5,767,930	$5,767,930	$8,075,483

48	2023 Proxy Statement Noble Corporation plc

Compensation Info.

(1)	“Cause” is generally defined (subject to certain cure periods and rights) as:

•	the willful and continued failure of the executive to perform substantially the executive’s duties his or her employment agreement;

•	the willful refusal to comply with the lawful instructions of the board of directors or officer to whom he or she reports that are consistent with the executive’s position;

•	the executive engages in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company;

•	the executive commits a material breach of the employment agreement, any material policy of the Company applicable to the executive, or any other agreement with the Company; or

•

the executive is indicted on charges of, is convicted of, or enters a plea of guilty or nolo contendere to (A) a felony; or (B) a crime involving fraud, material dishonesty involving the Company or its assets, or moral turpitude.

(2)	“Good reason” is generally defined (subject to certain cure periods and rights) as:

•	a material diminution in the Executive’s position (including titles and reporting requirements), duties, functions, responsibilities or authority;

•	a reduction in salary or bonus (other than as part of an “across the board” pay cut for all senior executives);

•	the Company’s requiring the executive to be based at any office or location other than as provided the agreement;

•	any failure by the Company to comply with provisions of the agreement relating to taxation, including compliance with Section 409A of the Internal Revenue Code; or

•	any other action or inaction that constitutes a material breach by the Company of the agreement or another compensation arrangement with the executive.

(3)	“Change of control” is generally defined, under the employment agreements, as:

•	the acquisition of more than 50 percent of either of the Company’s outstanding shares or combined voting power of outstanding voting securities;

•	individuals who constituted the incumbent board of directors of the Company ceased for any reason to constitute a majority of the board;

•

consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a transaction, 50 percent of the then outstanding shares and the combined voting power were then owned by our pre-transaction shareholders in substantially the same proportion as their ownership immediately prior to such transaction; or

•

consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company for which following such a transaction, 50 percent of the then outstanding shares and the combined voting power were then owned by our pre-transaction shareholders in substantially the same proportion as their ownership immediately prior to such transaction.

•

(4) If Messrs. Eifler’s, Barker’s or Turcotte’s employment was terminated by us without “cause” or by them for “good reason” (not in connection with a “change of control”), they would have been entitled to receive a lump sum payment equal to 2 times (a) their base salary and (b) their target annual bonus.

(5)

If Messrs. Eifler’s, Barker’s or Turcotte’s employment was terminated by us without “cause” or by them for “good reason” (in connection with a “change of control”), they would have been entitled to receive a lump sum payment equal to 3 times (a) their base salary and (b) their target annual bonus.

(6)

If any of our named executive officer’s employment was terminated as a result of their death, disability, by us without “cause” (whether or not in connection with a “change of control”) or by them for “good reason” (for Messrs. Eifler, Barker and Turcotte, whether or not in connection with a “change of control” and for Messrs. Denton and Kawaja only in connection with a “change of control”), pursuant to their employment agreements, they would have been entitled to receive their actual annual bonus, or their target annual bonus in the event of death, for the year of termination, prorated based on the number of days employed during the calendar year. Since this table is as of December 31, 2022, this table assumes the actual certified full 2022 STIP payment.

(7)

If any of our named executive officers employment was terminated by us without “cause” (whether or not in connection with a “change of control”) or by them for “good reason” (for Messrs. Eifler, Barker and Turcotte, whether or not in connection with a “change of control” and for Messrs. Denton and Kawaja only in connection with a “change of control”), pursuant to their employment agreements, they would have been entitled to receive 18 months of COBRA continuation coverage under our group health plan in effect at the time of their termination. Mr. Turcotte does not participate in our group health plan and therefore would not receive COBRA continuation thereunder.

(8)

If any of our named executive officers employment was terminated by us without “cause” (whether or not in connection with a “change of control”) or by them for “good reason” (for Messrs. Eifler, Barker and Turcotte, whether or not in connection with a “change of control” and for Messrs. Denton and Kawaja only in connection with a “change of control”), pursuant to their employment agreements, they would have been entitled to receive reimbursement for outplacement services for six months following termination, up to $50,000. Amounts in the table assume the maximum value of the costs to the Company of outplacement services for six months.

(9)

Represents the value of TVRSUs and PVRSUs that would vest upon each applicable termination scenario. These amounts are detailed in the narrative and table immediately below in the “Noble Incentive Plan” section.

(10)

If Messrs. Denton’s or Kawaja’s employment was terminated by us without “cause” (not in connection with a “change of control”), they would have been entitled to receive a lump sum payment equal to 0.5 times (a) their base salary and (b) their target annual bonus.

(11)

If Messrs. Denton’s or Kawaja’s employment was terminated by us without “cause” or by them for “good reason” (in connection with a “change of control”), they would have been entitled to receive a lump sum payment equal to one times (a) their base salary and (b) their target annual bonus.

Noble Corporation plc 2023 Proxy Statement	49

Compensation Info.

The Noble Incentive Plan

We granted each of our NEOs TVRSUs and PVRSUs that continue to be subject to vesting restrictions as of December 31, 2022. Such vesting is subject to acceleration under the terms of the grant agreements for each award. The table below sets forth the number and value of TVRSUs and PVRSUs that would have vested on December 30, 2022, the last business day of 2022, based on the various termination scenarios described above.

	Termination event
NEO	Death or Disability	Retirement	Termination without “Cause” (1)	Resignation for “Good Reason” (2)	Termination without “Cause” or for “Good Reason” following a “Change in Control” (3)
Robert W. Eifler (4)
TVRSUs (5)	15,813,010	—	15,813,010	15,813,010	15,813,010
PVRSUs (6)	28,053,164	—	42,556,983	42,556,983	45,637,826
Richard B. Barker
TVRSUs (5)	4,464,902	—	4,464,902	4,464,902	4,464,902
PVRSUs (6)	7,762,258	—	7,762,258	7,762,258	12,512,827
William E. Turcotte
TVRSUs (5)	3,428,518	3,428,518	3,428,518	3,428,518	3,428,518
PVRSUs (6)	6,001,642	6,001,642	6,001,642	6,001,642	9,653,446
Joey M. Kawaja
TVRSUs (5)	2,189,292	—	2,189,292	2,189,292	2,189,292
PVRSUs (6)	3,578,638	—	3,578,638	3,578,638	5,886,191
Blake A. Denton
TVRSUs (5)	2,189,292	—	2,189,292	2,189,292	2,189,292
PVRSUs (6)	3,578,638	—	3,578,638	3,578,638	5,886,191

(1)	“Cause” generally has the same definition as set forth in the executive’s employment agreement.

(2)	“Good reason” has the same definition as set forth in the executive’s employment agreement.

(3)	“Change of control” is generally defined as:

•

the acquisition in a transaction, or series of transactions over 18 months, of more than 50 percent of either of the Company’s outstanding shares or combined voting power of outstanding voting securities;

•	individuals who constituted the incumbent board of directors of the Company ceased for any reason to constitute a majority of the board;

•

consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a transaction, (1) greater than 50 percent of the then outstanding shares and the combined voting power were then owned by our pre-transaction shareholders in substantially the same proportion as their ownership immediately prior to such transaction; (2) no person, other than the Company or any person beneficially owning as of the effective date of the PVRSU award agreement 25 percent or more of the outstanding shares or outstanding voting securities, beneficially owned 25 percent or more of the then outstanding shares of common stock or voting power of the company resulting from such transaction, and (3) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•

consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors were then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owned 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(4)

Upon a termination of our CEO’s employment by the company without “cause” or by our CEO for “good reason,” his 2021 grants of PVRSUs will vest based on the greater of actual performance achieved or target performance, with any PVRSUs where an interim performance period has not occurred or for which actual performance cannot be determined prorated based on the number of calendar months he is employed during the performance period plus an additional twelve months over a total of 35 months.

(5)

The TVRSU award agreements provide that, upon the termination of any of the NEOs’ employment due to disability, death, retirement, by the company without “cause” or by the NEO for “good reason,” all outstanding TVRSUs will vest. Based on the number of TVRSUs that would vest in connection with the termination of any of our NEOs’ employment due to death, disability, retirement, by us without cause or by the NEO for good reason (whether or not in connection with a change in control). Mr. Turcotte is the only retirement-eligible NEO.

50	2023 Proxy Statement Noble Corporation plc

Compensation Info.

(6)

The PVRSU award agreements provide that, upon the termination of any of the NEO’s employment due to disability, death or retirement, the PVRSUs will vest based upon (1) actual performance for those PVRSUs where an interim performance period has occurred or for which actual performance has been determined to have been achieved and (2) target performance for those PVRSUs that have not reached an interim performance period or for which actual performance cannot be determined, with such amount in clause (2) prorated. Upon a termination of our other NEOs employment by the company without “cause” or for “good reason,” their PVRSUs will vest based on actual performance, with any PVRSUs where an interim performance period has not occurred or for which actual performance cannot be determined prorated based on the number of calendar months they were employed during the performance period over 35 months. If such termination without “cause” or for “good reason” occurs within 12 months following a change in control, our NEOs’ PVRSUs will vest based upon (a) for those PVRSUs where an interim performance period has occurred and for which actual performance can be determined, the greater of actual or target performance for our CEO, and actual performance for our other NEOs and (b) where an interim performance period has not occurred and for which actual performance cannot be determined, target performance for those PVRSUs for all of our NEOs. Based on the number of PVRSUs that would vest in connection with the termination of any of our NEOs’ employment due to death, disability, retirement, by us without cause or by the NEO for good reason (whether or not in connection with a change in control). Mr. Turcotte is the only retirement-eligible NEO.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employee and the annual total compensation of our CEO, Robert Eifler.

For 2022, our last completed fiscal year:

•	The median of the annual total compensation of the employee of our company (other than the CEO), was $120,330.

•	The annual total compensation of our CEO, Mr. Eifler, as reported in the Summary Compensation Table included herein, was $8,374,467.

•	Therefore, the ratio between the CEO’s total compensation and the median employee’s total compensation was 70:1.

The pay ratio disclosure rules permit companies to identify the median compensated employee once every three years unless there has been a material change in employee population or employee compensation arrangements which would significantly impact the pay ratio disclosure. During 2022, the Company closed the Business Combination. Consistent with Instruction 7 to Item 402(u) of Regulation S-K, we are omitting the employees that were acquired in the transaction from our total employee count for fiscal year 2022. As we do not believe the Company has experienced any material changes that would significantly impact the pay ratio disclosure, we calculated the ratio using the same median employee identified in 2021.

Following the Business Combination, we have and continue to expect changes in the Company’s employee population (location and headcounts) as well as some changes in compensation arrangements in order to align both organizations’ practices. Additionally, since the Business Combination, the two organizations still have distinct compensation methodology, framework and systems. This context makes the calculation of a single median employee for two different employee populations less helpful for year-on-year comparison as well as for pay fairness purposes.

Using the “median employee” identified in 2021, we combined the elements of such employee’s compensation for the 2022 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $120,330. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included herein.

Equity Compensation Plan Information

The following table sets forth as of December 31, 2022 information regarding securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,159,187	—	3,843,769
Equity compensation plans not approved by security holders(2)	140,792	—	—
Total	3,299,979	—	3,843,769

(1)

Includes the 2022 LTIP. No options or warrants have been granted to date to any NEO’s or employees from the 2022 LTIP. The awards represent TVRSUs and PVRSUs issued under the LTIP, and for PVRSUs, represents the target number of PVRSUs granted, but the actual number of PVRSUs earned, if any, is dependent upon performance and may range from 0 to 200% of the target.

(2)

Represents awards outstanding under the legacy Maersk Drilling executive incentive plans, granted to legacy Maersk Drilling employee prior to the effective date of the Business Combination. No future grants will be made under these plans.

Noble Corporation plc 2023 Proxy Statement	51

Pay versus Performance

Pay versus Performance Table

As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement
of Noble’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2022, 2021 and 2020.
2022 Pay versus Performance Table

							Value of Initial Fixed $100 Investment Based on:		$ in millions
Year	Summary Compensation Table total for First CEO (1) ($)	Summary Compensation Table total for Second or Only CEO (1) ($)	Compensation actually paid to First CEO ($)	Compensation actually paid to Second or Only CEO ($)	Average Summary Compensation Table total for other NEOs (2) ($)	Average compensation actually paid to other NEOs (2) ($)	TSR (3) ($)	Peer group TSR (3) ($)	Net Income (Loss)	Adjusted Free Cash Flow (4)
2022	—	8,374,467	—	33,943,858	2,261,706	7,091,051	152.36	127.17	169	165
2021	—	25,270,516	—	38,425,385	5,033,297	7,445,966	100.24	79.17	352	(95)
2020	7,222,019	4,882,286	2,100,895	3,316,957	1,887,617	1,057,824	N/A	N/A	(3,978)	151

(1)
The Company had two CEOs during 2020. Effective as of the close of the Company’s Annual General Meeting of Shareholders held on May 21, 2020, Ms. Robertson stepped down from her positions of President and Chief Executive Officer of the Company and transitioned to the position of Executive Chairman, and Mr. Eifler, who formerly served as Senior Vice President - Commercial, succeeded Ms. Robertson as President and Chief Executive Officer. On February 5, 2021, when the Company successfully completed its financial restructuring and the Debtors emerged from the Chapter 11 Cases, Ms. Robertson retired from her position as Executive Chairman.

(2)	The other named executive officers for each applicable year are as follows:

•	2022: Richard B. Barker, William E. Turcotte, Joey M. Kawaja and Blake A. Denton

•	2021: Richard B. Barker, William E. Turcotte, Joey M. Kawaja and Blake A. Denton

•	2020: Richard B. Barker, William E. Turcotte, Joey M. Kawaja, Barry Smith and Stephen M Butz

(3)
TSR is determined based on the value of an initial fixed investment of $100. The peer group TSR represents TSR of OSX. Dividends are net of corporate taxes and the value assumes 0% reinvestment of dividends into the OSX index. Legacy Noble filed its petition for bankruptcy and delisted from the NYSE on July 31, 2020 and therefore, in accordance the rules of the SEC, the Company is not providing a TSR or Peer Group TSR for 2020. For 2021, the TSR and the Peer Group TSR reflects the period from our listing on the NYSE on June 9, 2021, following the Company’s emergence from bankruptcy, through December 31, 2021. For 2022, the TSR and the Peer Group TSR reflects the period from June 9, 2021 through December 31, 2022.

(4)
Adjusted free cash flow is defined as earnings before interest, taxes, depreciation and amortization (EBITDA) less cash interest, less cash taxes, plus or minus changes in working capital, and plus or minus other adjustments. Adjustments to 2022 and 2021 free cash flow remove impacts of one-off events which include, among others, rig sale proceeds, restructuring related items, and merger and integration related costs.

52	2023 Proxy Statement Noble Corporation plc

Pay versus Performance

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. The following table details these adjustments:

Year	Executive(s)	Summary compensation table total ($)	Pension Valuation Adjustments			Equity Award Adjustments
			Deduct change in pension value ($)	Pension service cost adjustment ($)	Prior service cost adjustment ($)	Deduct stock awards ($)	Include year-end equity value ($)	Change in value of prior equity awards ($)		Dividends & Interest Accrued ($)
2022	CEO	8,374,467	—	—	—	(6,851,915)	9,538,793	22,882,513	(5)	—
	Other NEOs (2)	2,261,706	—	—	—	(1,605,943)	2,235,691	4,199,598		—
2021	CEO	25,270,516	—	—	—	(23,298,341)	36,460,294	(7,084)		—
	Other NEOs (2)	5,033,297	—	—	—	(4,275,914)	6,691,510	(2,927)		—
2020	CEO	4,882,286	—	—	—	(1,114,516)	—	(450,813)		—
	CEO former (1)	7,222,019	(839,291)	—	—	(1,322,559)	—	(2,959,274)		—
	Other NEOs (2)	1,887,617	(18,152)	—	—	(584,520)	—	(227,121)		—

(5)
Reflects changes in value related to the grants awarded at Legacy Noble’s emergence from bankruptcy. The Emergence Grant equity awards were made using a price per share of $13.46 based on third-party implied market prices immediately prior to emergence, and in consultation with the Company’s creditors. Please see “Explanatory Note” on page v and “2021 Emergence Grants” on page 37 for additional information.

Pay-for-Performance Alignment
The following table identifies what we believe to be three of our key financial performance measures used by our Compensation Committee to link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2022 to company performance, in no particular order. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Measures
Adjusted Free Cash Flow
Contract Drilling Margin Less G&A
Absolute and Relative Total Shareholder Return (Matrix)
The charts below reflect the CAP to our CEO and other NEOs over the three-year period ended December 31, 2022 compared to our TSR, the TSR of our peer group, net income (loss) and adjusted free cash flow, respectively. With respect to CAP increase from 2020 to 2021, In connection with the Company’s emergence from bankruptcy in February 2021 all previously outstanding equity awards were cancelled. The ‘Emergence Grant’ equity awards granted in February 2021 were made using a price per share of $13.46 based on third-party implied market prices immediately prior to emergence, and in consultation with our creditors. The CAP for our CEO and other NEOs was primarily impacted by the Company’s share price appreciation of 180% from emergence through December 31, 2022. The charts below reflect the Company’s strong TSR performance relative to the OSX peer group since listing on the NYSE in June 2021 and strong free cash flow generation.

Noble Corporation plc 2023 Proxy Statement	53

Pay versus Performance

For additional information on the Company’s Emergence, the Emergence Grants and the transformation of the Company since Emergence, please refer to “Explanatory Note” on page v, “2021 Emergence Grant
s” o
n page 37 and “Highlights of a Company Transformed” on page 24, respectively.

54	2023 Proxy Statement Noble Corporation plc

Director Compensation

Director Compensation

The compensation committee of our Board recommends, and our Board approves, the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee and the Board consider the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from its independent compensation consultant. Set forth below is a description of the compensation of our directors.

We compete with many companies to attract, motivate and retain experienced and highly capable individuals to serve as our directors. Moreover, the offshore drilling industry is a highly complex, technical and international business in the energy sector, which we believe requires directors who understand and have experience in these particular areas. Further, we compete with much larger companies (based on market capitalization) for director talent, and we must attract and retain individuals of high ability to serve as directors.

Director Compensation Program

The table below provides a summary of the Company’s compensation program for non-employee directors:

Component	2022 ($)	2023 ($)
Annual cash retainer — Board member	100,000	100,000
Annual cash retainer — Non-executive Chair	150,000	165,000
Annual deferred cash/equity retainer — Board member (1)	180,000	200,000
Annual deferred cash/equity retainer equity retainer — Non-executive Chair (1)	230,000	265,000
Audit committee chair annual cash retainer	30,000	30,000
Other committee chair annual cash retainer	20,000	20,000
Committee member annual cash retainer	10,000	10,000
Supplemental monthly fee (through March 31, 2022) (2)	5,000 – 20,000	—
International meeting attendance fee (3)	4,000	4,000

(1)	The annual deferred cash/equity retainer vests one year from the date of grant, 40% in cash and 60% in shares of the Company.

(2)

The supplemental monthly retainer was paid in consideration of the extraordinary time commitments and committee meetings as a result of the emergence from bankruptcy, the acquisition of Pacific Drilling and the Business Combination. Messrs. Bartels, Aronzon and Sledge received $20,000 per month and Mr. Hirshberg, Ms. Trent and Ms. Pickard received $5,000 per month.

(3)

The international travel fee was approved by the Board of Directors, upon recommendation by the compensation committee, in August 202, in consideration of the international residency composition of the post-Business Combination Board of Directors.

We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings, and for related activities in connection with their duties as directors. Our directors do not receive any additional compensation from the Company in the form of retirement or deferred compensation plans or otherwise.

Noble Corporation plc 2023 Proxy Statement	55

Director Compensation

Director Compensation for 2022

The following table shows the compensation of the non-employee directors of Noble for the year ended December 31, 2022.

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	All other compensation ($)	Total ($) (3)
Paul Aronzon (4)	150,000	187,569	—	337,569
Patrick J. Bartels, Jr. (4)	165,000	187,569	—	352,569
Claus V. Hemmingsen (5)	31,850	66,989	—	98,839
Alan J. Hirshberg	137,500	187,569	—	325,069
Kristin H. Holth (5)	31,850	66,989	—	98,839
Alastair Maxwell (5)	34,300	66,989	—	101,289
Ann D. Pickard	137,500	187,569	—	325,069
Charles M. Sledge	237,500	239,652	—	477,152
Melanie M. Trent (4)	112,500	187,569	—	300,069

(1)	Includes all cash retainer fees paid and supplemental monthly fees earned from January 1, 2022 through March 31, 2022.

(2)

Represents the aggregate grant date fair value of the awards completed in accordance with FASB ASC Topic 718. Represented (1) 6,947 units for each of Messrs. Hirshberg, Bartels, and Aronzon and Mmes. Pickard and Trent, (2) 8,876 units for Mr. Sledge and (3) 2,230 units for Messrs. Hemmingsen and Maxwell, and Ms. Holth. For 2022, the number of units was determined using a 20-day volume weighted average price of our shares on the NYSE.

(3)	Director total compensation varies based upon whether such director is a chairperson of a committee or the lead director.

(4)	Left our Board effective September 30, 2022, in connection with the closing of the Business Combination.

(5)	Joined our Board effective October 3, 2022, in connection with the closing of the Business Combination.

56	2023 Proxy Statement Noble Corporation plc

Auditors

Auditors

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2022 (in thousands):

	2022	2021
Audit Fees (1)	$7,462	$6,904
Audit-Related Fees (2)	$2,350	$17
Tax Compliance Fees	$279	$215
Tax Consulting Fees (3)	$641	$863
All Other Fees (4)	$322	$157
Total	$11,054	$8,156

(1)

Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2022 and 2021 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each of those years and statutory audits of subsidiaries.

(2)	Represents fees for professional services rendered for registration statements and Danish prospectuses for 2022; and benefit plan audits for 2022 and 2021.
(3)	Represents fees for professional services rendered primarily for international tax advice and planning.
(4)

Represents fees for 2022 and 2021 consisting of non-audit approved advisory services; a subscription to the PricewaterhouseCoopers LLP disclosure checklist tool; and compilation work for certain subsidiaries.

Pre-Approval Policies and Procedures

Our audit committee has adopted a pre-approval policy framework for audit and non-audit services, which established that the audit committee may adopt a pre-approval policy framework each year under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On January 30, 2023, the audit committee readopted such policy framework for 2023. Under the policy framework, all tax services provided by the independent auditor must be separately pre-approved by the audit committee. Requests or applications to provide services that do require further, separate approval by the audit committee are required to be submitted to the audit committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.

Noble Corporation plc 2023 Proxy Statement	57

Report of the Audit Committee

Report of the Audit Committee

To the Shareholders of Noble Corporation plc:

The Board maintains a standing audit committee composed of three non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the SEC and the NYSE that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the United States Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Maxwell qualifies as an “audit committee financial expert.”

The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee include, among others, to:

•	appoint, compensate, retain and oversee the Company’s auditors (including review and approval of the terms of engagement and fees);

•	review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public; and

•	review the Company’s system of internal controls, significant accounting principles and policies, and critical accounting policies.

The primary purposes of the Company’s audit committee are to:

•	assist the Board with oversight of:

•	the integrity of our financial statements and the Company’s financial reporting process and systems of internal controls regarding finance and accounting;

•	our compliance with the Company’s standards of business ethics and legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and internal auditors; and

•	prepare reports of the audit committee that are required by the rules of the SEC to be included in the proxy statement for our annual general meeting of shareholders.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Commission.

The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held five meetings during 2022 and met again on January 30, 2023, and February 22, 2023.

March 23, 2023

AUDIT COMMITTEE

Alastair Maxwell, Chair

Kristin H. Holth

Charles M. Sledge

58	2023 Proxy Statement Noble Corporation plc

Resolutions 8-10

Resolutions 8, 9 & 10

Ratification of Appointment of PricewaterhouseCoopers LLP (US)

as Independent Registered Public Accounting Firm

Appointment of PricewaterhouseCoopers LLP (UK) as UK

Statutory Auditor

Authorization of Audit Committee to Determine UK Statutory

Auditor’s Compensation

The audit committee of our Board has voted unanimously to appoint the U.S. firm of PricewaterhouseCoopers LLP as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023, and to re-appoint the UK firm of PricewaterhouseCoopers LLP as UK statutory auditors to the Company under the UK Companies Act 2006 (the “UK Companies Act”) (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company). You are being asked to ratify that appointment as independent registered public accounting firm and to approve their re-appointment as UK statutory auditors. You are also being asked to authorize the audit committee of our Board to determine the compensation of

PricewaterhouseCoopers LLP as UK statutory auditors of the Company. PricewaterhouseCoopers LLP has audited our financial statements since 1994.

Representatives of the U.S. firm of PricewaterhouseCoopers LLP and the UK firm of PricewaterhouseCoopers LLP are expected to be present at the Meeting to respond to appropriate questions from shareholders, and they will be given the opportunity to make a statement should they desire to do so.

Approval of each of the resolutions requires the affirmative vote of at least a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you vote FOR:

Resolution 8:   the ratification of the appointment of PricewaterhouseCoopers LLP (US) as the Company’s independent registered public accounting firm for fiscal year 2023;

Resolution 9:   the re-appointment of PricewaterhouseCoopers LLP (UK) as the Company’s UK statutory auditor (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company); and

Resolution 10:  the authorization of the audit committee to determine the UK statutory auditors’ compensation.

Noble Corporation plc 2023 Proxy Statement	59

Resolutions 11

Resolution 11

Approval by Advisory Vote

of the Company’s Executive Compensation

Our Board recognizes the interest the Company’s shareholders have in the compensation of the Company’s named executive officers. In recognition of that interest and in accordance with the requirements of SEC rules, including Section 14A of the Exchange Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this resolution, commonly known as a “say on pay” proposal, provides the Company’s shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy beginning on page 26 of this proxy statement and the compensation tables beginning on page 43 of this proxy statement. This advisory vote is intended to give the Company’s shareholders an opportunity to provide an overall assessment of the compensation of the Company’s named executive officers rather than focus on any specific item of compensation.

For information on the purpose, goals and best practices of our compensation program, see “Compensation Discussion and Analysis” beginning on page 24 of this proxy statement.

As an advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company, and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this resolution and give consideration to the outcome when making future executive compensation decisions for the Company’s named executive officers.

Approval of the resolution, on an advisory basis, requires the affirmative vote of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you approve, on an advisory basis, the compensation of the Company’s named executive officers by voting FOR the approval of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the Meeting pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved on a non-binding advisory basis.”

60	2023 Proxy Statement Noble Corporation plc

Resolution 12

Resolution 12

Advisory Vote on Frequency

of Executive Compensation Advisory Vote

This proposal provides the Company’s shareholders with the opportunity to cast an advisory vote on the ongoing frequency of the shareholder advisory vote on the compensation of the Company’s named executive officers (such as Proposal 11). In this regard, shareholders are being asked to choose whether to hold the advisory vote every year, every two years or every three years. Our Board recommends that the Company hold a shareholder advisory vote on executive compensation every year.

At our 2011 and 2017 annual general meetings, our shareholders voted, in an advisory vote, to hold an advisory vote on the compensation of our named executive officers every year. After considering the results of the shareholder advisory vote and other factors, our Board determined that the Company would hold an advisory vote on the compensation of our named executive officers every year until (a) the next required vote on the frequency of shareholder votes on the compensation of our named executive officers or (b) the Board otherwise determines that a different frequency for such advisory votes is in the best interests of our shareholders. Under SEC rules, the Company must hold a vote on the frequency of the advisory vote on the compensation of our named executive officers at this year’s Meeting. Because the Company has previously adopted an annual advisory vote on the compensation of our named executive officers, our directors have elected to recommend to shareholders at this Meeting a vote in favor of an advisory vote every year.

As an advisory vote, this proposal is not binding on our Board or the Company, and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, in setting the agenda for future shareholder meetings, the Company expects that our Board will review voting results on this proposal and give significant consideration to the outcome.

Approval of the proposal, on an advisory basis, requires the affirmative vote of holders of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy. If none of the alternatives in the proposal (one year, two years or three years) receive a majority vote, our Board will consider the frequency that receives the highest number of votes cast by shareholders to be the frequency that has been selected by shareholders.

Recommendation Our Board unanimously recommends that shareholders vote, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers EVERY YEAR.

Noble Corporation plc 2023 Proxy Statement	61

Resolution 13

Resolution 13

Approval by Advisory Vote

of the Directors’ Compensation Report

Certain UK incorporated companies, such as Noble, are required to submit on an annual basis their directors’ compensation report to an advisory vote similar to a U.S. “say on pay” advisory vote. This advisory vote is required even though the Company is also required, under SEC rules, to hold a U.S. “say on pay” vote. See Resolution 11 on page 60 of this proxy statement.

The directors’ compensation report is set out in full in the Annual Report and Accounts.

In accordance with the provisions of the UK Companies Act, the directors’ compensation report in the Annual Report and Accounts contains:

•	a statement by Alan J. Hirshberg, chairperson of the Company’s compensation committee;

•	the directors’ compensation policy in relation to future payments to the Company’s directors and former directors (the “Compensation Policy”); and

•	the annual report on compensation, which sets out director compensation for the financial year ended December 31, 2022.

An annual advisory shareholder vote by ordinary resolution is required on the statement by the compensation committee chairperson and the annual report on compensation. Further, because the directors’ Compensation Policy must be approved by the shareholders at the first Annual General Meeting following a company’s shares being listed and at least every three financial years thereafter, a vote will also be necessary at the Meeting regarding the new Compensation Policy. See Resolution 14 beginning on page 63 of this proxy statement.

As an advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company, and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this resolution and give consideration to the outcome when making future compensation decisions for the Company’s directors.

Approval of the resolution, on an advisory basis, requires the affirmative vote of holders of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you approve, on an advisory basis, the Company’s directors’ compensation report (other than the part containing the Compensation Policy) for the year ended December 31, 2022 by voting FOR the resolution.

62	2023 Proxy Statement Noble Corporation plc

Resolution 14

Resolution 14

Approval of the Directors’ Compensation Policy

In accordance with the requirements of the UK Companies Act, companies incorporated in the UK whose shares are publicly listed (whether in or outside of the UK) must submit their Directors’ Compensation Policy to a binding shareholders’ vote at the first Annual General Meeting following their shares being listed and at least once every three years thereafter. The Company’s Directors’ Compensation Policy is set out in the UK Annual Report and Accounts. The Directors’ Compensation Policy sets out the Company’s forward-looking policy on directors’ compensation and all directors’ compensation must be paid in accordance with the Directors’ Compensation Policy.

If the Directors’ Compensation Policy is approved, it will be valid without requiring additional shareholder approval until December 31, 2026. It is intended that, unless required earlier, the Company’s shareholders will next be asked to approve the Directors’ Compensation Policy at the 2026 annual general meeting of shareholders.

If the Directors’ UK Compensation Policy is not approved by the affirmative vote of a majority of shareholders at this Annual Meeting, the Company will, if and to the extent permitted by Companies Act, continue to make payments to directors in accordance with existing obligations and will seek shareholder approval for a revised policy as soon as practicable after this Annual Meeting, but in no event later than December 31, 2023.

Recommendation Our Board unanimously recommends that you vote FOR the ordinary resolution to approve the new Compensation Policy to take effect from the conclusion of the Meeting.

Noble Corporation plc 2023 Proxy Statement	63

Other Matters

Other Matters

Shareholder Proposals and Nominations for Our 2024 Annual Meeting

Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC’s Rules

The Board is not aware of any other matter to be submitted at the Meeting. If any other matter properly comes before the Meeting, the persons named in the enclosed form of proxy generally will have discretionary authority to vote the shares thereby represented in accordance with their judgment. Any proposal of a shareholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2024 Annual General Meeting of Shareholders (the

“2024 Annual Meeting”) pursuant to Rule 14a-8 of the SEC’s rules must be received by us no later than November 24, 2023, unless the date of our 2024 Annual Meeting is more than 30 days before or after May 2, 2024, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to Corporate Secretary, Noble Corporation plc, 13135 Dairy Ashford, Suite 800 Sugar Land, TX 77478.

Requirements for Shareholder Submission of Nominations and Proposals under our Articles of Association

A shareholder recommendation for nomination of a person for election to our Board or a proposal for consideration at our 2024 Annual Meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in our Articles of Association. These requirements are separate from, and in addition to, the requirements discussed above to have the shareholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must meet the timing requirements set forth above. In addition, shareholder proposals or nominations must include specified information concerning the shareholder and the proposal or nominee as provided in our Articles of Association.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, in whole or in part, the Compensation Committee Report and the Audit Committee Report included in this proxy statement shall not be incorporated by reference to any such filings.

We refer to our website throughout this proxy statement; however, no information on our website or any other website, or sustainability reporting documents is incorporated by reference into or otherwise made a part of this Proxy Statement.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, including the consolidated financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Corporate Secretary, Noble Corporation plc, 13135 Dairy Ashford, Suite 800 Sugar Land, TX 77478. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request addressed to our Corporate Secretary and upon payment of our copying and mailing expenses.

Our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of our Board committees, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, are also available without charge to shareholders via the “Investors” section of our website at www.noblecorp.com.

64	2023 Proxy Statement Noble Corporation plc

Other Matters

Audit Concerns

Under §527 of the UK Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter of concern relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with §437 of the UK Companies Act. The

Company may not require the members requesting website publication to pay its expenses in complying with the request or publication. Where the Company is required to place a statement on a website under §527 it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business that may be dealt with at the Meeting includes any statement that the Company has been required to publish on a website under §527 of the UK Companies Act.

Questions

Under section 319A of the UK Companies Act, any shareholder of record attending the Meeting has the right to ask questions relating to the business of the Meeting . The Company must cause to be answered any such question relating to the business being dealt with at the Meeting but no such answer need be given if (a) to do so would interfere unduly with the preparation for the Meeting or involve the disclosure of confidential information, (b) the answer has already been given on a website in the form of an answer to a question, or (c) it is undesirable in the interests of the Company or the good order of the Meeting that the question be answered.

Information Available on Website

A copy of this Proxy Statement, and other information required by section 311A of the UK Companies Act, can be found at www.noblecorp.com, along with a copy of the 2022 UK Annual Report and Accounts, which can be downloaded in PDF format.

Communication

Any electronic address provided either in this Proxy Statement or any related documents may only be used for the limited purposes specified herein and not to communicate with the Company by electronic means or for any other more general purpose.

Noble Corporation plc 2023 Proxy Statement	65

NOBLE CORPORATION PLC C/O 13135 DAIRY ASHFORD RD., STE. 800 SUGAR LAND, TEXAS 77478 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 30, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D97853-P86876 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NOBLE CORPORATION PLC The Board of Directors recommends you vote FOR the following resolutions 1 through 13: To re-elect or elect the following nominees as directors of the Company for a one-year term that will expire at the annual general meeting in 2024: For Against Abstain 1. Robert W. Eifler 2. Claus V. Hemmingsen 3. Alan J. Hirshberg 4. Kristin H. Holth 5. Alastair Maxwell 6. Ann D. Pickard 7. Charles M. Sledge 8. Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2023. 9. Re-appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor. 10. Authorization of Audit Committee to Determine UK Statutory Auditors’ Compensation. Please indicate if you plan to attend this meeting. Yes No For Against Abstain 11. An Advisory Vote on the Company’s Executive Compensation as disclosed in the Company’s proxy statement. 12. An Advisory Vote on the Company’s Directors’ Compensation Report for the year ended December 31, 2022. 13. Approval of the Company’s Directors’ Compensation Policy for the year ended December 31, 2022. The Board of Directors recommends you vote for EVERY YEAR for the following resolution 14: Every Year Every Two Years Every Three Years Abstain 14. An Advisory Vote on the frequency of the Advisory Vote on the Company’s Executive Compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Noble Corporation plc Annual General Meeting Meeting Information May 2, 2023 at 1:30 p.m. (London time) at J.W. Marriott Grosvenor House, 86-90 Park Lane, London, England, W1K 7TN Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D97854-P86876 NOBLE CORPORATION PLC ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT 1:30 PM (LONDON TIME) ON MAY 2, 2023 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS If you appoint a proxy to represent you at the Annual General Meeting on May 2, 2023, please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. This Proxy Card, when properly executed, will be voted in the manner directed herein. If you do not provide specific voting instructions, your voting rights will be exercised by the proxy in the manner recommended by the Board of Directors. On any other matters that are properly presented to the Annual General Meeting (including any motion to adjourn the Annual General Meeting), the proxy will vote these shares in accordance with the respective recommendation of the Board of Directors. The shareholder signing on the reverse side hereby revokes all previous proxies and appoints Richard B. Barker and Jennie P. Howard, or any of them, as proxies, each with the power to appoint their substitute, to attend, speak and vote on their behalf at the Annual General Meeting to be held at 1:30 p.m. (London time) on May 2, 2023 at J.W. Marriott Grosvenor House, 86-90 Park Lane, London, England, W1K 7TN (or at any adjournment thereof). Continued and to be signed on reverse side

PROXY FORM Noble Corporation plc’s Annual General Meeting May 2, 2023 at 2.30 pm CEST/1.30 pm BST At J.W. Marriott Grosvenor House, 86-90 Park Lane, London, England, W1K 7TN Proxy Solicited on Behalf of the Board of Directors For holders of shares of Noble Corporation plc listed on Nasdaq Copenhagen A/S ONLY I, the Undersigned: Name of shareholder: Address: Postal code and city: Country: Custody account no. or VP reference no.: hereby grant authority to attend and vote on my behalf at the Annual General Meeting of Noble Corporation plc called for May 2, 2023 as set out below: Please mark the appropriate box (A), (B) or (C) below: A) Proxy is given to an identified third person to vote in accordance with the voting directions given below. Please mark the boxes “FOR”, “AGAINST” or “ABSTAIN” to indicate your directions: (name and e-mail address of the proxyholder in CAPITAL LETTERS) or B) Proxy is given to Richard B. Barker and Jennie P. Howard to vote in accordance with the recommendations of the Board of Directors as stated in the table below. or C) Proxy is given to Richard B. Barker and Jennie P. Howard to vote in accordance with the voting directions given below. Please mark the boxes ”FOR”, ”AGAINST” or ”ABSTAIN” to indicate your directions. This proxy form, when properly executed, will be voted in the manner directed herein. 2 0 2 3 Signature 2 0 2 3 Signature (Joint Owners) This registration form must be received by Euronext Securities, Nicolai Eigtveds Gade 8, DK-1402 Copenhagen K, no later than April 30, 2023 11.59 p.m ET ( May 1, 2023 6:59 a.m. CEST) either by e-mail: cph-investor@euronext.com or by returning this form by post. Registration can also take place electronically on the website of Euronext Securities at www.vp.dk/agm.

PROXY FORM Noble Corporation plc’s Annual General Meeting May 2, 2023 at 2.30 pm CEST/1.30 pm BST At J.W. Marriott Grosvenor House, 86-90 Park Lane, London, England, W1K 7TN For holders of shares of Noble Corporation plc listed on Nasdaq Copenhagen A/S ONLY Items on the agenda The Board’s FOR AGAINST ABSTAIN (the full agenda is included in the notice of the meeting) Recommendation Re-elect or elect the following nominees as directors of the Company for a one-year term that will expire at the Annual General Meeting in 2024. 1. Robert W. EiflerFOR 2. Claus V. Hemmingsen FOR 3. Alan J. Hirshberg FOR 4. Kristin H. Holth FOR 5. Alastarir Maxwell FOR 6. Ann D. Pickard FOR 7. Charles M. Sledge FOR 8. Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2023FOR 9. Re-appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor. FOR 10. Authorization of Audit Committee to Determine UK Statutory Auditor FOR 11. An Advisory Vote to approve the Company’s Executive Compensation as disclosed in the Company’s proxy statement. FOR 12. An Advisory Vote to approve the Company’s Directors’ Compensation Report for the year ended December 31, 2022 FOR 13. Approval of the Company’s Directors’ Compensation Policy for the year ended December 31, 2022 FOR 14. An Advisory Vote on the frequency of the Advisory vote on the Company’s Executive Compensation FOR Every Year FOR Every Two Years Every Three Years This proxy form is valid only when signed and dated. If you do not provide specific voting instructions, your voting rights will be exercised by the proxyholder in the manner recommended by the Board of Directors. The proxy shall apply to all subjects discussed at the Annual General Meeting on May 2, 2023. If new proposals are presented and put to the vote, including proposals for amendments or candidates not appearing on the agenda, where Jennie P. Howard and Richard B. Barker are appointed as your proxy they shall vote on your behalf in accordance with the respective recommendation of the Board of Directors and where any third party is appointed as your proxy they shall vote or abstain on your behalf at their discretion. A Shareholder’s right to vote, including voting by proxy, and the number of votes which the Shareholder is entitled to cast (as a proxy for the legal holder), is determined in accordance with the number of shares that are held on behalf of such Shareholder on the record date, based on the register of beneficial shareholders kept by Euronext Securities. The Board has set the close of business on March 13, 2023 as the record date. 2 0 2 3 Signature 2 0 2 3 Signature (Joint Owners) This registration form must be received by Euronext Securities, Nicolai Eigtveds Gade 8, DK-1402 Copenhagen K, no later than April 30, 2023 11.59 p.m ET ( May 1, 2023 6:59 a.m. CEST) either by e-mail: cph-investor@euronext.com or by returning this form by post. Registration can also take place electronically on the website of Euronext Securities at www.vp.dk/agm.